         AGREEMENT (this "Agreement"), dated as of November 28, 2000, between The AES Corporation, a corporation organized under the laws of Delaware ("AES"), TotalFinaElf, a societe anonyme organized under the laws of France ("Total"), and Total Gas and Power Ventures, a societe anonyme organized under the laws of France ("TGPV").

                                   WITNESSETH:

         WHEREAS, TGPV entered into a memorandum of understanding with Gener S.A., a sociedad anonima abierta organized under the laws of the Republic of Chile ("Gener"), pursuant to which, among other things, TGPV indicated its intention to acquire an 80% interest in certain assets of Gener in Argentina (the "Argentine Assets") and to acquire a minority non-controlling 20% interest in the capital stock of Gener, all in the context of a strategic alliance;

         WHEREAS, subsequent to the time of such memorandum of understanding, AES made offers in the Republic of Chile and the United States to acquire Gener shares and American Depositary Shares representing in the aggregate approximately 80% of the outstanding capital stock of Gener in order to acquire control of Gener (collectively, the "Offer");

         WHEREAS, TGPV has independently investigated, analyzed and evaluated the Offer and the reactions of the shareholders of Gener to the Offer and the transactions contemplated by the memorandum of understanding and has concluded that, in light of the Offer, it will not be practicable at this time to consummate the transactions contemplated by such memorandum of understanding and has withdrawn its proposal to Gener to acquire such interest in the Argentine Assets and to enter into the strategic alliance publicly announced by Gener;

         WHEREAS, AES has considered that disposition of the Argentine Assets could be appropriate as a result of its business concentration and antitrust and competition laws in Argentina;

         WHEREAS, TGPV wishes to acquire a 100% interest in the Argentine Assets and AES wishes to sell a 100% interest in the Argentine Assets; and

         WHEREAS, Total, TGPV and AES desire to make certain agreements with respect to the Argentine Assets and certain other matters, in each case on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and on the terms and subject to the conditions set forth herein, the parties agree as follows:

         Section 1. Sale and Purchase of Argentine Electricity Companies.

         (a) In the event that AES or any subsidiary or affiliate of AES acquires (i) beneficial ownership of more than 50% of the issued and outstanding Voting Securities or (ii) the ability to control, by contract or otherwise, the exercise of a majority of the voting rights associated with the Voting Securities ((i) and/or (ii) "Control"), which in the case of (ii) AES shall promptly notify TGPV, AES shall, in accordance with the provisions of this Agreement, as promptly as practicable following the date of Control cause to be duly called a meeting of shareholders of Gener (the "Shareholders Meeting") to
(A) elect persons selected by AES as at least a majority of the Board of Directors of Gener and (B) approve the sale and purchase of the Acquired Interests as contemplated in Annex A (the "Purchase and Sale Agreement"). AES shall vote all Gener shares owned by it (including the Gener shares represented by American Depositary Shares) or any of its subsidiaries or as to which AES or any of its subsidiaries has the right to vote in favor of the approval of the matters set forth in clauses (A) and (B) above. As promptly as practicable following the Shareholders Meeting, upon the terms and conditions of this Agreement, AES shall cause Gener to execute and deliver the Purchase and Sale Agreement and to perform its obligations thereunder, and Total shall cause TGPV to, or shall cause its designee to, execute and deliver the Purchase and Sale Agreement and to perform its obligations thereunder. The matters to be voted at the Shareholders Meeting shall be set forth in shareholders' resolutions, and the text and substance of all such shareholders' resolutions shall be in form and substance reasonably satisfactory to TGPV and shall be submitted to TGPV for comment in advance of their submission to shareholders of Gener. AES agrees to reflect all reasonable comments of TGPV in respect of such resolutions.

         As used in this Agreement, "Voting Securities" means any securities of Gener outstanding on the date hereof generally entitled to vote in the election of directors of Gener.

         (b) Upon the terms and subject to the conditions of this Agreement, the Purchase and Sale Agreement shall be executed and delivered by each of Gener and TGPV as promptly as practicable (but in no event later than 60 days) after the date (the "Control Date") on which Control of Gener is obtained by AES as set forth above, which occurrence AES shall promptly notify to Total and TGPV.

         Section 2. Representations and Warranties. Each party represents and warrants to the other parties as follows:

         (a) It is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation.

         (b) It has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

         (c) This Agreement has been duly executed and delivered by it and constitutes its valid and binding agreement enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (d) The execution, delivery and performance by it of this Agreement does not and will not (i) require any consent, approval, authorization or other action by, filing with, submission, application or notification to, any court, administrative agency or commission or other governmental entity (other than filings or notices to securities and other regulatory authorities and agencies and such filings or notices that may be required hereunder or by the Purchase and Sale Agreement) or (ii) violate any provision of its organizational documents, or violate or result in a breach of or constitute a default under (A) any judgment, order, injunction, decree, law, rule, regulation or other restriction of any court or governmental entity to which it is subject, or (B) any agreement or other instrument to which it is a party or by which any of its assets are bound.

         (e) It has not entered into any agreement in respect of the Offer, Gener or the transactions contemplated by this Agreement with any person or entity, except for such agreements as have been disclosed in writing to the other party or publicly filed or disclosed prior to the date hereof.

         (f) It is not aware of the existence of any fact or condition which would be reasonably likely to prevent or interfere with the lawful and contractually permitted execution and delivery of this Agreement or the Purchase and Sale Agreement and the consummation of the transactions contemplated hereby and thereby.

         Section 3. Condition. In addition to the other conditions set forth elsewhere in this Agreement, the parties' obligations to perform their respective agreements and obligations under this Agreement are subject to the condition that such performance shall not be prohibited as a result of any applicable law, statute, rule, regulation or any judgment, decree, writ, injunction or other order (each, "Law").

         Section 4. Additional Covenants

         (a) Public Announcements. Each party is issuing a press release on the date of this Agreement in a form that has been reviewed and mutually agreed by the other party. After the date of this Agreement, any press release or public announcement made by either party or its affiliates or subsidiaries regarding the existence of this Agreement or the intended cooperation between the parties shall be made with the prior coordination and consent of the other party (which shall not be unreasonably withheld), except for such press releases or public announcements as may be (i) required by law and contain no information other than as is legally required and (ii) have been reviewed by the other party in advance to the extent practicable under the circumstances.

         (b) Activities of Gener After Acquisition of Control. At all times on and after the Control Date, AES (i) shall not, and shall not permit any subsidiary or affiliate to, sell or transfer, or assign, pledge or encumber (except to secure borrowings made to finance the Offer and which are made on terms which will not prevent or delay the consummation of the transactions contemplated by this Agreement or the Purchase and Sale Agreement, including without limitation the acquisition by TGPV of title to the Acquired Interests, as set forth in the Purchase and Sale Agreement, and where the secured lender shall confirm to TGPV that the aforementioned transactions are consistent with the acquisition by TGPV of such Acquired Interests) any direct or indirect ownership interest in capital securities of Gener or any of its affiliates or subsidiaries of Gener (other than in connection with the sale of the Electricity Companies as contemplated by the Purchase and Sale Agreement) or permit Gener or any subsidiary or affiliate holding a direct or indirect ownership interest in Gener to enter into any merger, consolidation, restructuring or similar transaction except for the sale of assets by Gener other than the Acquired Interests; (ii) shall not take, or allow Gener to take, directly or indirectly, any action that would frustrate the purposes of this Agreement or the Purchase and Sale Agreement, or have an adverse effect on the value of the Acquired Interests; and (iii) shall cause (A) the Electricity Companies to conduct their operations in the ordinary course of business consistent with recent past practice, except as otherwise permitted by the Purchase and Sale Agreement, and (B) Gener not to take any action which would constitute a violation of any of the interim governance provisions set forth in Section 5.1 of the Purchase and Sale Agreement (were such Purchase and Sale Agreement then in effect).

         (c) Further Assurances.

                  (i) Upon the terms and subject to the conditions of this Agreement, from the date of this Agreement until the date of termination of this Agreement pursuant to Section 5 hereof, Total shall not take any action which would frustrate or prevent the consummation of the Offer which the Parties recognize is required to consummate the transactions contemplated by this Agreement, and AES, Total and TGPV shall cooperate and shall use reasonable best efforts to support the consummation of the transactions contemplated by this Agreement; provided, however, that nothing contained in this Agreement shall preclude AES from taking such actions and making such amendments to the Offer as AES shall determine (subject to the termination rights of TGPV or Total set forth in Section 5).

                  Upon the terms and subject to the conditions of this Agreement, AES shall (A) make such filings and notices with and to regulatory authorities as shall be necessary or appropriate to effect the terms of this Agreement and the Purchase and Sale Agreement and the transactions contemplated hereby and thereby and (B) after the Control Date (x) cause Gener to execute and deliver such additional documents and instruments (including any notices to and filings with securities regulatory authorities) and take such additional actions as may be necessary or appropriate to give effect to the terms of this Agreement and the Purchase and Sale Agreement and the transactions contemplated hereby or thereby and (y) vote all Gener shares owned by it in favor of the transactions contemplated by this Agreement and the Purchase and Sale Agreement.

                  In the event that AES, Total or TGPV is prohibited by Law from performing its obligations under this Agreement, or Gener is prohibited by Law from executing, delivering or performing its obligations under the Purchase and Sale Agreement, all parties shall cooperate and use best efforts to find a mutually acceptable solution which most closely achieves the objectives of the parties pursuant to this Agreement.

                  In the event that Gener is precluded by any circumstance applicable to it from executing, delivering or performing the Purchase and Sale Agreement in accordance with the terms of this Agreement (other than as contemplated in clause (iii) above or as a result of the failure of Total or TGPV to obtain any required consent or approval or as a result of circumstances applicable to Total or TGPV), AES shall, and shall cause Gener to, take all necessary action to enter into such other contracts, agreements, understandings or binding arrangements as shall provide TGPV with the same rights and benefits, and place TGPV in the same economic position, as would be applicable to TGPV had Gener executed, delivered and performed the Purchase and Sale Agreement in the manner contemplated hereby and thereby.

         (d) Expenses. Each party shall bear its own costs and expenses in connection with this Agreement, the Purchase and Sale Agreement and the transactions contemplated hereby and thereby.

         Acquisition by AES of Less than Control. In the event that AES purchases shares of capital stock pursuant to the Offer which constitute less than a majority of the Voting Securities of Gener, AES shall use its reasonable best efforts (including, without limitation, by purchasing Gener ADSs and Gener shares on the market at their prevailing market prices) following such purchase of capital stock to obtain Control and to perform its obligations set forth in this Agreement as if it held Control.

         Section 5. Term. This Agreement shall terminate as follows:

         (a) unless AES has acquired shares of capital stock of Gener pursuant to the Offer, by any party upon written notice to the other parties at any time after April 30, 2001 if the Control Date fails to occur on or prior to such date;

         by TGPV or Total, upon written notice to AES, (i) at any time after the date on which AES announces its intention to abandon acquiring Control; (ii) in the event the shareholders of Gener fail to amend the by-laws of Gener as contemplated by the Offer at the meeting of shareholders currently scheduled for December 12, 2000, on the 30th calendar day following the date on which such meeting is held, unless prior to such 30th day a notice has been delivered to Gener in accordance with Chilean law requesting a second meeting of shareholders to consider and take action on such matters; (iii) in the event the shareholders of Gener fail to amend the by-laws of

Gener as contemplated by the Offer at any such second meeting; or (iv) at any time after the 10th calendar day following the public announcement by any third party of an offer to acquire Voting Securities of Gener (a "Competing Offer"), if AES fails on or prior to such 10th day to amend or reaffirm the Offer such that, in the written opinion of an international investment bank reasonably acceptable to Total, the value of the consideration offered in respect of the Voting Securities pursuant to the Offer as amended or reaffirmed exceeds the value of the consideration offered in respect of the Voting Securities pursuant to the Competing Offer;

         by Total or TGPV, on the one hand, or by AES, on the other hand, upon written notice to the other, at any time in the event of a breach of any material covenant hereof by such other party which has not been cured within 5 days of such notice thereof, if subject to cure, it being understood that being subject to cure and any shortening of such 5 day period shall not be applicable in the case of the covenants to cause Gener to take action or to refrain from taking action prior to the time AES has elected a majority of the directors of Gener;

         by Total or TGPV, upon written notice to AES, in the event that AES has acquired capital stock of Gener pursuant to the Offer and the Control Date shall not have occurred on or prior to the date three weeks from the date of such acquisition;

         by AES, on the one hand, or by Total or TGPV, on the other hand, upon written notice to the other in the event AES shall have terminated the Offer without the purchase of any Gener shares thereunder;

         by Total or TGPV, on the one hand, or by AES, on the other hand, upon written notice to the other in the event consummation of the transactions contemplated by this Agreement is prohibited by any injunction, decree, judgment or other order which shall have become final and non-appealable; or

         by AES, upon written notice to Total or TGPV, in the event AES shall have purchased Gener shares pursuant to the Offer, on the date one year from such purchase of shares pursuant to the Offer in the event AES shall not have acquired Control.

         In addition this Agreement shall terminate on the termination of the Purchase and Sale Agreement in accordance with its terms or on the closing of the sale of the Acquired Interests thereunder. No termination of this Agreement shall relieve any party of any liability for the breach of its obligations under this Agreement prior to any such termination. The provisions of Sections 4(a), 13, 14 and 15 shall survive any termination.

         Section 6. Amendment and Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each other party, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         Section 7. Assignment. No party hereof may assign any of its rights or obligations under this Agreement without the prior written consent of each other party hereto, provided that TGPV may assign any or all of its rights under this Agreement to a directly or indirectly wholly-owned subsidiary of Total (it being understood that TGPV will remain liable for performance of all of its obligations under this Agreement notwithstanding any such assignment).

         Section 8. Entire Agreement. This Agreement (including Annex A hereto) contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, oral or written, with respect to such matters, except to the extent expressly agreed in writing among the parties.

         Section 9. Parties in Interest; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

         Section 10. Defined Terms. Unless otherwise specified, capitalized terms used but not defined in this Agreement shall have the meanings set forth in the form of Purchase and Sale Agreement.

         Section 11. Section Headings. The sections and headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 12. Notices. All notices hereunder shall be deemed given if in writing and delivered personally or sent by electronic mail (confirmed by facsimile), by facsimile with a confirmation copy by regular mail or by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses as shall be specified by like notice).

         If to AES, to:

                  Naveed Ismail
                  President
                  AES Andes
                  Av. Libertador 602, 13th Floor
                  (1001) Buenos Aires,
                  Argentina
                  Phone:            (54-11) 4816-1502
                  Facsimile:        (54-11) 4816-6605

         With a copy to:

                  The AES Corporation
                  1001 N. 19th street
                  Arlington, Virginia 22209
                  USA
                  Attention:        Bill Luraschi, Corporate Secretary
                  Telephone:        (703) 522-1315
                  Facsimile:        (703) 528-4510

         and:

                  Michael E. Gizang
                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, New York 10022
                  USA
                  Telephone:        (212) 735-2704
                  Facsimile:        (917) 777-2704


         If to TGPV, to:

                  Denis Giorno
                  Chief Executive Officer
                  Total Gas and Power Ventures
                  Tour Michelet
                  24 cour Michelet
                  92800 Puteaux
                  France
                  Telephone:        331-47-44-26-74
                  Facsimile:        331-47-44-27-90


         With a copy to:

                  Marc Formery
                  Tour Coupole
                  2 place de la Coupole
                  92078 Paris La Defense Cedex
                  France
                  Telephone:        331-47-44-46-52
                  Facsimile:        331-47-44-48-74

         With a copy to:

                  Richard A. Pollack
                  Sullivan & Cromwell
                  125 Broad Street
                  New York, N.Y. 10004-2498
                  USA
                  Telephone:        (212) 558-4000
                  Facsimile:        (212) 558-3588


         If to TotalFinaElf, to:

                  Bernard de Combret
                  Executive Vice President, Trading, Gas and Power
                  TotalFinaElf
                  Tour Coupole
                  2 place de la Coupole
                  92078 Paris La Defense Cedex
                  France
                  Telephone:        331-47-44-26-74
                  Facsimile:        331-47-44-27-90

         With a copy to:

                  Richard A. Pollack
                  Sullivan & Cromwell
                  125 Broad Street
                  New York, N.Y. 10004-2498
                  USA
                  Telephone:        (212) 558-4000
                  Facsimile:        (212) 558-3588


         Any notice given by mail shall be effective when received.

         Section 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF NEW YORK WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF EXCEPT AS MAY BE REQUIRED TO GIVE EFFECT TO THIS SECTION.

         Section 14. Consent to Jurisdiction. The parties hereby irrevocably submit to the jurisdiction of the Federal and State courts located in the County of New York, State of New York, solely in respect of the interpretation and enforcement of the provisions of this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Federal or State court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 12 hereof or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

         Section 15. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         Section 16. Specific Performance. The parties hereto each acknowledge that, in view of the uniqueness of the subject matter hereof, the parties hereto would not have an adequate remedy at law for money damages if this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof and thereof in addition to any other remedy to which the parties hereto or thereto may be entitled at law or in equity. In the event of litigation relating to the specific enforcement of this Agreement, if a court of competent jurisdiction determines that either party or any of its officers, directors, employees, representatives, agents or affiliates has breached this Agreement, such party shall be liable and shall pay to the other party all costs (including reasonable fees and expenses of counsel) incurred by the other party in connection with such litigation, including any appeal therefrom.

         Section 17. Counterparts. This Agreement and any amendments hereto may be executed in two or more counterparts, each of which shall be deemed to be an original, and all of which shall be considered one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.


                                       THE AES CORPORATION

                                       By: /s/ Naveed Ismail
                                          ------------------------------------
                                           Name: Naveed Ismail
                                           Title:Group Manager AES Andes



                                       TOTAL GAS AND POWER VENTURES

                                       By: /s/ Denis Giorno
                                          ------------------------------------
                                           Name: Denis Giorno
                                           Title: Chief Executive Officer



                                       TOTALFINAELF

                                       By: /s/ Bernard de Combret
                                          ------------------------------------
                                           Name: Bernard de Combret
                                           Title: Executive Vice President,
                                           Trading, Gas and Power

                                     ANNEX A

                      [Form of Purchase and Sale Agreement]

                                                                         Annex A





                           PURCHASE AND SALE AGREEMENT

                          Dated as of __________, 2001

                                 by and between

                          TOTAL GAS AND POWER VENTURES

                                       and

                                   GENER S.A.

                                                                         Annex A



                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----

                                    ARTICLE I

                                   DEFINITIONS

   SECTION 1.1    DEFINITIONS................................................2

                                   ARTICLE II

                                PURCHASE AND SALE

   SECTION 2.1    CERTAIN TRANSACTIONS.......................................2
   SECTION 2.2    PURCHASE AND SALE..........................................3
   SECTION 2.3    PURCHASE PRICE.............................................4
   SECTION 2.4    CLOSING....................................................4
   SECTION 2.5    POST-CLOSING ADJUSTMENT....................................5

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

   SECTION 3.1    ORGANIZATION...............................................8
   SECTION 3.2    AUTHORITY..................................................8
   SECTION 3.3    VALIDITY...................................................8
   SECTION 3.4    APPROVALS..................................................8
   SECTION 3.5    NON-CONTRAVENTION..........................................9
   SECTION 3.6    NO ACTIONS.................................................9
   SECTION 3.7    FEES.......................................................9
   SECTION 3.8    SOLVENCY...................................................9
   SECTION 3.9    ELECTRICITY COMPANY SHARES.................................9
   SECTION 3.10   OTHER ACQUIRED INTERESTS..................................10
   SECTION 3.11   ELECTRICITY COMPANIES ORGANIZATION........................10
   SECTION 3.12   ELECTRICITY COMPANY CHARTER DOCUMENTS.....................11
   SECTION 3.13   DISCLOSURE OF MATERIAL INFORMATION........................11
   SECTION 3.14   ELECTRICITY COMPANY FINANCIAL STATEMENTS..................11
   SECTION 3.15   NO UNDISCLOSED LIABILITIES................................12
   SECTION 3.16   MATERIAL AGREEMENTS.......................................12
   SECTION 3.17   REGULATORY APPROVALS......................................12
   SECTION 3.18   COMPLIANCE WITH LAWS......................................13
   SECTION 3.19   INSURANCE.................................................13
   SECTION 3.20   LITIGATION................................................14
   SECTION 3.21   EMPLOYEE LIABILITIES......................................14
   SECTION 3.22   EMPLOYEE BENEFITS.........................................14
   SECTION 3.23   ENVIRONMENTAL MATTERS.....................................15
   SECTION 3.24   TAXES.....................................................15
   SECTION 3.25   ARGENTINA ELECTRICITY OPERATIONS..........................16

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

   SECTION 4.1    PURCHASER ORGANIZATION....................................16
   SECTION 4.2    AUTHORITY.................................................16
   SECTION 4.3    VALIDITY..................................................16



                                      (i)

                                                                         Annex A


   SECTION 4.4    APPROVALS.................................................16
   SECTION 4.5    NON-CONTRAVENTION.........................................17
   SECTION 4.6    FEES......................................................17

                                    ARTICLE V

                                    COVENANTS

   SECTION 5.1    INTERIM OPERATIONS........................................17
   SECTION 5.2    DUE DILIGENCE ACCESS......................................20
   SECTION 5.3    RETENTION OF EMPLOYEES....................................21
   SECTION 5.4    FILINGS; OTHER ACTION.....................................21
   SECTION 5.5    NOTIFICATION OF CERTAIN MATTERS...........................21
   SECTION 5.6    CERTAIN TAXES.............................................21
   SECTION 5.7    PROJECTS UNDER DEVELOPMENT................................21
   SECTION 5.8    NEW POWER PURCHASE AGREEMENT..............................22
   SECTION 5.9    TERMINATION OF INTERCOMPANY AGREEMENTS....................22
   SECTION 5.10   CREDIT SUPPORT............................................22
   SECTION 5.11   NO SOLICITATION OF EMPLOYEES..............................23
   SECTION 5.12   CONFIDENTIALITY...........................................23
   SECTION 5.13   ACCESS TO BOOKS AND RECORDS...............................23
   SECTION 5.14   EMPLOYEE MATTERS..........................................23

                                   ARTICLE VI

                                   CONDITIONS

   SECTION 6.1    CONDITIONS TO THE OBLIGATIONS OF PURCHASER................24
   SECTION 6.2    CONDITIONS TO THE OBLIGATIONS OF SELLER...................25

                                   ARTICLE VII

                                   TERMINATION

   SECTION 7.1    COMPLETE TERMINATION......................................26
   SECTION 7.2    EFFECT OF COMPLETE TERMINATION............................27
   SECTION 7.3    PARTIAL TERMINATION.......................................27

                                  ARTICLE VIII

                          SURVIVAL AND INDEMNIFICATION

   SECTION 8.1    SURVIVAL..................................................27
   SECTION 8.2    INDEMNIFICATION...........................................28
   SECTION 8.3    THIRD PARTY CLAIMS........................................28
   SECTION 8.4    OTHER RIGHTS..............................................30
   SECTION 8.5    ASSUMPTION OF OBLIGATIONS BY TRANSFEREE...................30
   SECTION 8.6    LIMITS ON INDEMNIFICATION.................................30
   SECTION 8.7    WAIVER....................................................30

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

   SECTION 9.1    FURTHER ASSURANCES........................................31
   SECTION 9.2    AMENDMENTS AND WAIVERS....................................31
   SECTION 9.3    EXPENSES..................................................31
   SECTION 9.4    PUBLIC DISCLOSURE.........................................31



                                      (ii)

                                                                         Annex A



   SECTION 9.5    ASSIGNMENT................................................31
   SECTION 9.6    ENTIRE AGREEMENT..........................................32
   SECTION 9.7    PERFORMANCE...............................................32
   SECTION 9.8    NO THIRD PARTY BENEFICIARIES..............................32
   SECTION 9.9    SPECIFIC PERFORMANCE......................................32
   SECTION 9.10   COUNTERPARTS..............................................32
   SECTION 9.11   INTERPRETATION; ABSENCE OF PRESUMPTION....................32
   SECTION 9.12   SECTION HEADINGS..........................................33
   SECTION 9.13   NOTICES...................................................33
   SECTION 9.14   GOVERNING LAW.............................................34
   SECTION 9.15   SUBMISSION TO JURISDICTION; SELECTION OF FORUM............35
   SECTION 9.16   EXCHANGE RATES............................................35
   SECTION 9.17   SEVERABILITY..............................................35
   APPENDIX A     DEFINITIONS..............................................A-1






                                     (iii)

                                                                         Annex A



                                     ANNEXES

Annex ___         Management Contracts

Annex ___         Electricity Company Financial Statements

Annex ___-1       Opinion of [__________], New York Counsel to Seller

Annex ___-2       Opinion of [__________], Argentinean Counsel to Seller

Annex ___-3       Opinion of [__________], Chilean Counsel to Seller




                                      (iv)

                                                                         Annex A



                                    SCHEDULES


Schedule 2.1               Termoandes/Interandes Indebtedness
Schedule 2.5               Opening Net Worth
Schedule 3.4               Seller Approvals
Schedule 3.6               Actions
Schedule 3.9               Liens and Voting Arrangements
Schedule 3.12              List of Subsidiaries
Schedule 3.16              Material Agreements
Schedule 3.17              Regulatory Approvals
Schedule 3.19              Insurance
Schedule 3.22              Employee Benefit Plans
Schedule 4.4               Purchaser Approvals



                                      (v)

                                                                         Annex A


                           PURCHASE AND SALE AGREEMENT


                  PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of __________, 2001, by and between Total Gas and Power Ventures, a societe anonyme organized under the Laws of the Republic of France ("Purchaser"), and Gener S.A., a sociedad anonima abierta organized under the Laws of the Republic of Chile ("Seller") (each referred to as a "Party" and, collectively, the "Parties").

                                   WITNESSETH:

                  WHEREAS, Seller owns, directly or indirectly, (i) 51% of the outstanding ordinary shares of Hidroneuquen S.A., a sociedad anonima organized under the Laws of Argentina ("Hidroneuquen"), which in turn owns 59% of Hidroelectrica Piedra del Aguila S.A., a sociedad anonima organized under the Laws of Argentina ("HPDA"), (ii) options to acquire up to an additional 19.02% of the outstanding ordinary shares of Hidroneuquen, (iii) 63.9% of the outstanding shares of Central Puerto S.A., a sociedad anonima organized under the Laws of Argentina ("Central Puerto"), (iv) 100% of the outstanding ordinary shares of Termoandes S.A., a sociedad anonima organized under the Laws of Argentina ("Termoandes"), and (v) 100% of the outstanding ordinary shares of Interandes S.A., a sociedad anonima organized under the Laws of Argentina ("Interandes" and, together with Hidroneuquen, Central Puerto and Termoandes, the "Electricity Companies");

                  WHEREAS, Seller also holds, directly or indirectly, subordinated indebtedness of HPDA, is party to the Management Contracts (as defined herein) with each of the Electricity Companies and is working on certain Projects Under Development (as defined herein); and

                  WHEREAS, Seller wishes to sell to Purchaser, and Purchaser wishes to purchase from Seller, all of Seller's ownership interests in the Electricity Companies, together with Seller's rights in respect of the subordinated indebtedness of HPDA, the Management Contracts and the Projects Under Development.

                  NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and on the terms and subject to the conditions set forth herein, the Parties hereby agree as follows:

                                                                         Annex A


                                   ARTICLE I

                                   DEFINITIONS

         Section 1.1 Definitions. Defined terms in this Agreement (including its Recitals) and the Annexes, Schedules and Appendices to this Agreement, which may be identified by the capitalization of the first letter of each principal word thereof, have the meanings assigned to them in Appendix A. Terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

                                   ARTICLE II

                                PURCHASE AND SALE

         Section 2.1 Certain Transactions.

         (a) Repayment of Indebtedness. Seller shall (i) cause all Indebtedness arising under the credit agreements set forth on Schedule 2.1*, together with any accrued and unpaid interest and any contingent or other obligation to pay premiums, penalties or fees due in connection therewith (the "Termoandes and Interandes Indebtedness") to be paid, satisfied and discharged as of the Closing Date and (ii) deliver to Purchaser a certificate of each holder of Termoandes and Interandes Indebtedness, in form and substance reasonably acceptable to Purchaser, stating that such Termoandes and Interandes Indebtedness has been (or shall be upon receipt of a stated sum certain at Closing) paid, satisfied and discharged and that the associated security interest of such holder in the shares of Termoandes and Interandes to be transferred pursuant to Section 2.2(c)(i) has been (or shall be upon receipt of such sum at Closing) released. Seller may, at its sole option, alternatively satisfy its obligations under this
Section 2.1(a) by depositing with an escrow bank reasonably acceptable to Purchaser and Seller (i) an amount sufficient to pay, satisfy and discharge all the Termoandes and Interandes Indebtedness as of the first date after Closing on which such payment may be made (which amount shall be, upon request of Seller, deposited by Purchaser on behalf of Seller as partial payment of the Purchaser Price), (ii) if held by Seller, the certificate(s) representing ordinary shares of Termoandes and Interandes to be transferred to Purchaser pursuant to Section 2.2(c), which shares may be subject to a security interest in favor of the holders of the Termoandes and Interandes Indebtedness, and (iii) a release of all such security interests, conditioned upon payment of the amount deposited, or such other evidence reasonably satisfactory to Purchaser that all such security interests will be released by the holders of the Termoandes and Interandes Indebtedness and the shares received by Purchaser will be free and clear of any Lien arising in connection with such security interest upon payment

--------------------------
     * To include (a) all Termoandes and Interandes floating rate notes (and associated hedging obligations) and (b) loans from commercial banks for the financing of construction-related VAT.

                                                                         Annex A

of the amount deposited, pursuant to an escrow agreement in form and substance reasonably acceptable to Purchaser and Seller.

         (b) Exercise of Hidroneuquen Options; Termination of Usufructo. Seller agrees that no later than the fifth Business Day prior to the Closing Date, Seller shall (i) exercise, or cause a Subsidiary to exercise, all options of Seller and its Subsidiaries to acquire, directly or indirectly, ____ ordinary shares of Hidroneuquen and cause such shares to be registered in the name of Seller or a Subsidiary of Seller in the stock register (Registro de Accionistas) of Hidroneuquen and (ii) take such actions as may be necessary to cause the termination of the usufructo in favor of Transalta Energy Argentina S.A., a sociedad anonima organized under the Laws of Argentina ("Transalta") in respect of 1% of the ordinary shares of Hidroneuquen, as a result of which (i) and (ii) Seller and its Subsidiaries, together, shall own at the Closing directly 70.02% of the capital stock of Hidroneuquen (including the right to vote and dispose of such shares), free and clear of any Lien (other than Liens existing as of the Control Date on the ordinary shares of Hidroneuquen incurred in connection with the HPDA Indebtedness).

         (c) Termination of Power Purchase Contract. Seller shall cause the existing power purchase agreement between Seller and Termoandes to be terminated, effective at Closing, or as soon as commercially reasonable thereafter, taking into account Seller's power requirements, without further liability of Seller or Termoandes thereunder after Closing (other than in respect of periods prior to such termination).

         Section 2.2 Purchase and Sale. Upon the terms and subject to the conditions set forth herein, Seller agrees to sell, transfer and assign, or cause one or more of its Subsidiaries to sell, transfer and assign, to Purchaser or its designated Affiliate (which shall be a wholly owned direct or indirect Subsidiary of TotalFinaElf), and subject to Section 7.3 Purchaser agrees to purchase, or cause its designated Affiliate to purchase, from Seller, all right and title to and beneficial, record and other interests in the following securities, assets, properties and contracts (the "Acquired Interests"), in each case for the purchase price set forth in Section 2.3, payable in U.S. dollars in cash in immediately available funds:

         (a) (i) ____ ordinary shares of Hidroneuquen, par value ____ Argentine Pesos, which constitute all shares of capital stock of Hidroneuquen owned by Seller and its Affiliates and represent not less than 70.02% of the capital stock of Hidroneuquen outstanding at Closing, together with all preemptive and other rights provided to the holders of such shares under Argentine Law and all rights to receive dividends and other distributions declared in respect of such shares on or after Closing; (ii) all subordinated indebtedness of HPDA owned by Seller and its Affiliates, together with all rights to receive any accrued and unpaid interest due as of Closing in connection therewith (the "HPDA Subordinated Indebtedness"); and (iii) all of the rights and obligations of Seller and any of its Affiliates under any management contracts with Seller or any of its Subsidiaries to which Hidroneuquen or HPDA is a party;

                                                                         Annex A


         (b) (i) ____ordinary shares of Central Puerto, par value ____ Argentine Pesos, which constitute all shares of capital stock of Central Puerto owned by Seller and its Affiliates and represent not less than 63.9% of the capital stock of Central Puerto outstanding at Closing, together with all preemptive and other rights provided to the holders of such shares under Argentine Law and all rights to receive dividends and other distributions declared in respect of such shares on or after Closing; and (ii) all of the rights and obligations of Seller and any of its Affiliates under any management contracts with Seller or any of its Subsidiaries to which Central Puerto is a party;

         (c) (i) ____ordinary shares of Termoandes, par value ____ Argentine Pesos, and ____ ordinary shares of Interandes, par value ___ Argentine Pesos, representing 100% of the capital stock of Termoandes and Interandes, respectively, outstanding at Closing, together with all preemptive and other rights provided to the holders of such shares under Argentine Law and all rights to receive dividends and other distributions declared in respect of such shares on or after Closing (the ordinary shares of the Electricity Companies described in clauses (a)(i), (b)(i), and (c)(i), together, the "Electricity Company Shares") and (ii) all of the rights and obligations of Seller and any of its Affiliates under any management contracts with Seller or any of its Subsidiaries to which Termoandes or Interandes, as the case may be, is a party (the management contracts described in clauses (a)(iii), (b)(ii) and (c)(ii), together, the "Management Contracts", a copy of each of which is attached hereto as Annex ___ ); and

         (d) all of the Project Interests of Seller or any of its Affiliates in
(i) the project under study to develop facilities for transmitting electricity between the Yacyreta region in Argentina and the Sao Paulo region in Brazil and
(ii) any project to develop electricity generation or transmission facilities in Argentina under study and development (in each of cases (i) and (ii), the "Projects Under Development").

         Section 2.3 Purchase Price. The purchase price for (a) the Acquired Interests set forth in Section 2.2(a) shall equal the sum of (x) U.S.$72.450 million plus (y) the principal amount of the HPDA Subordinated Indebtedness outstanding as of Closing plus accrued and unpaid interest as of Closing, (b) the Acquired Interests set forth in Section 2.2(b) shall equal U.S.$255.0 million, (c) the Acquired Interests set forth in Section 2.2(c) shall equal U.S.$285.0 million, and (d) the Acquired Interests set forth in Section 2.2(d) shall equal U.S.$50,000. The aggregate purchase price for the Acquired Interests to be purchased by the Purchaser (the "Purchase Price"), shall be paid at Closing in cash in U.S. dollars in immediately available funds without counterclaim or setoff.

         Section 2.4 Closing.

         (a) Subject to the terms and conditions of this Agreement, the consummation of the purchase and sale of the Acquired Interests hereunder (the "Closing") shall take place at the offices of Perez Alati, Grondona, Benites, Arnsten & Martinez de Hoz, Suipacha 1111, Piso 18, C1008AAW, Buenos Aires, Argentina at 10:00 a.m. local time, on the 10th calendar day following written notice from Purchaser or such later date on

                                                                         Annex A


which all of the conditions set forth in Sections 6.1 and 6.2 have been satisfied or waived (the "Closing Date"), unless the Parties shall agree to an alternative date or time or an alternative place.

         (b) On the Closing Date, as part of a simultaneous transaction, (i) Purchaser shall deliver to Seller (A) the Purchase Price in U.S. dollars in immediately available funds by wire transfer to a bank account of Seller designated by Seller to Purchaser by written notice at least five Business Days prior to the Closing Date and (B) the written agreement of it or one or more of its Subsidiaries, in form and substance reasonably satisfactory to Seller, to be bound by and perform in the place of Seller all of Seller's obligations under the Management Agreements, (ii) Seller shall (A) deliver to Purchaser the certificates, or other evidence, representing the transfer of shares of Electricity Companies to be acquired by Purchaser (or, in the case of the shares of Termoandes and Interandes, provide for delivery of such certificates or other evidence pursuant to the escrow agreement as contemplated by Section 2.1), (B) notify each Electricity Company of the transfer of such shares to Purchaser, (C) deliver to Purchaser such evidence as is reasonably satisfactory to Purchaser that such shares of each Electricity Company have been registered on the Closing Date in the name of Purchaser in the stock register (Registro de Accionistas) of each Electricity Company and (D) deliver to Purchaser such evidence as is reasonably satisfactory to Purchaser that the sales, assignments and transfers of the other Acquired Interests have become effective as of Closing and (iii) each Party shall make such other deliveries as are required to be made by it on or prior to the Closing Date and which have not yet been delivered.

         (c) Seller, in cooperation with Purchaser, shall on or prior to the Closing Date cause a shareholders' meeting of each Electricity Company to be duly held in accordance with applicable Law, to (i) accept the resignation of the board of directors and members of the supervisory committee appointed by Seller (accompanied by a waiver by each such director and member, which Seller shall use its reasonable best efforts to obtain, and any senior executives of the Electricity Companies or their Subsidiaries who have ceased to be employees after the Control Date and prior to Closing, of any claims against the Electricity Companies or their Subsidiaries, in form and substance reasonably satisfactory to Purchaser), (ii) approve the performance by the directors of their duties, (iii) appoint the new board of directors and members of the supervisory committee as requested by Purchaser (it being understood that such directors and members shall agree to promptly resign in the event that the relevant Electricity Company is not acquired by the Purchaser and this Agreement is terminated) and (iv) revoke all special and general powers of attorney granted by any of the Electricity Companies or its Subsidiaries that are then in force and effect.

         Section 2.5 Post-Closing Adjustment.

         (a) The Net Worth of each Electricity Company as of June 30, 2000 in U.S. dollars calculated in accordance with Argentine GAAP as agreed by Seller and Purchaser for the purpose of this Section 2.5 is set forth on Schedule 2.5 (the "Opening Net

                                                                         Annex A


Worth"). It is agreed that the Opening Net Worth of Termoandes and Internades shall be increased on a pro-forma basis by the aggregate amount of the Termoandes and Interandes Indebtedness outstanding as of June 30, 2000 as reflected in the Electricity Company Financial Statements to reflect the repayment, satisfaction and discharge of such Termoandes and Interandes Indebtedness. Within 45 days following the Closing, Purchaser shall prepare, or cause to be prepared, and deliver to Seller a calculation (each, a "Closing Date Net Worth Statement") of the Net Worth in U.S. dollars of each Electricity Company as of the Closing Date (the "Closing Date Net Worth"). The Closing Date Net Worth of each Electricity Company shall be calculated by Purchaser in accordance with the calculation method and the accounting principles used to calculate the Opening Net Worth of such Electricity Company. Seller shall provide Purchaser and its accountants full access to the books and records, any other information, including working papers of its accountants, and to any employees to the extent necessary for Purchaser to prepare the Closing Date Net Worth Statements and to calculate the Closing Date Net Worth of each Electricity Company. The Opening Net Worth and the Closing Date Net Worth in U.S. Dollars shall be calculated assuming an exchange rate of one U.S. Dollar to one Argentine Peso. In the event of a devaluation of the Argentine Peso against the U.S. Dollar between the date hereof and the Closing Date, for the purpose of calculating the Opening Net Worth and the Closing Date Net Worth, (i) all U.S. Dollar denominated assets and liabilities shall be translated to Argentine Pesos on the basis of one U.S. Dollar to one Argentine Peso and (ii) no Argentine Peso denominated assets and liabilities shall be restated for inflation between the date of devaluation and the Closing Date, in each cases of (i) and (ii) not withstanding any contrary principle of Argentine GAAP.

         (b) Seller and Seller's accountants shall, within 30 days after the delivery by Purchaser of the Closing Date Net Worth Statements, complete their review of the Closing Date Net Worth reflected on the Closing Date Net Worth Statement. In the event that Seller determines that the Closing Date Net Worth of an Electricity Company, as reflected on the Closing Date Net Worth Statement, has not been determined on the basis set forth in Section 2.5(a) hereof (or has been determined on the basis of erroneous facts), Seller shall inform Purchaser in writing (the "Seller Objection"), setting forth a specific description of the basis for the Seller Objection and the adjustments to the relevant Closing Date Net Worth which Seller believes should be made, on or before the last day of such 30-day period. Purchaser shall have 30 days following such 30-day period to review and respond to the Seller Objection. If Seller and Purchaser are unable to resolve all of their disagreements with respect to the determination of the foregoing items within 30 days following the completion of Purchaser's review of the Seller Objection, the Parties shall refer their remaining differences to an internationally recognized firm of independent public accounts as to which Seller and Purchaser mutually agree (the "CPA Firm"), who shall, acting as experts and not as arbitrators, determine on the basis of the standard set forth in Section 2.5(a) hereof, and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Closing Date Net Worth of such Electricity Company, as reflected on the Closing Date Net Worth Statement, requires adjustment. The CPA Firm shall deliver its written determination to Purchaser

                                                                         Annex A


and Seller no later than the 20th day after the remaining differences underlying the Seller Objection are referred to the CPA Firm, or such longer period of time as the CPA Firm determines is necessary. The CPA Firm's determination shall be conclusive and binding upon Purchaser and Seller and not subject to any appeal. The fees and disbursements of the CPA Firm shall be shared equally by Purchaser and Seller. Purchaser and Seller shall make readily available to the CPA Firm all relevant books and records and any work papers (including those of the parties' respective accountants) relating to the calculation of Closing Date Net Worth and all other items reasonably requested by the CPA Firm. The "Final Closing Date Net Worth" of an Electricity Company shall be (i) the Closing Date Net Worth of such Electricity Company in the event that no Seller Objection is delivered to Purchaser during the 30-day period specified above, (ii) the Closing Date Net Worth, adjusted in accordance with the Seller Objection in the event that Purchaser does not respond to Seller Objection within the 30-day period specified above, or (iii) the Closing Date Net Worth, as adjusted by either (A) the agreement of Seller and Purchaser or (B) the CPA Firm.

         (c) In the event that the adjustment of the Closing Date Net Worth of an Electricity Company pursuant to Section 2.5(b) discloses that it is appropriate to include an item in the calculation of the Opening Net Worth of such Electricity Company that had been omitted from the calculation of the Opening Net Worth of such Electricity Company or to omit an item in the calculation of the Opening Net Worth of such Electricity Company that had been included in the calculation of the Opening Net Worth of such Electricity Company, Purchaser and Seller shall prepare and agree upon a revised calculation of the Opening Net Worth of such Electricity Company so that the differences between the Opening Net Worth and Closing Date Net Worth reflect only the impact of the passage of time on the balances of the accounts included in the determination of the Net Worth of such Electricity Company.

         (d) Within 10 Business Days following the determination of the Final Closing Date Net Worth for each Electricity Company, Purchaser or Seller, as the case may be, shall make an adjustment payment by wire transfer of immediately available funds in U.S. dollars to a bank account designated by Purchaser or Seller, as the case may be, in an amount equal to the difference between: (i) the Opening Net Worth (as adjusted pursuant to Section 2.5(c)) of such Electricity Company and (ii) the Closing Date Net Worth of such Electricity Company, multiplied by the percentage interest in such Electricity Company transferred to Purchaser at Closing. The adjustment payment shall be made by Seller to Purchaser to the extent that the Final Closing Date Net Worth of an Electricity Company is less than the Opening Net Worth of such Electricity Company and by Purchaser to Seller to the extent that the Final Closing Date Net Worth of an Electricity Company is greater than the Opening Net Worth of such Electricity Company. All payments due between the Purchaser and Seller hereunder shall be netted and the net amount payable by the Purchaser or the Seller, as the case may be, shall be made in a single payment.

                                                                         Annex A


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby makes the following representations and warranties to Purchaser, in each case as of the date hereof and as of the Closing Date (unless such representation or warranty is expressly made as of another time), provided that the representations and warranties set forth in Section 3.13 through 3.25, inclusive, shall be made only as of the Closing Date:

         Section 3.1 Organization. Seller is duly incorporated and validly existing under the Laws of the jurisdiction of its incorporation.

         Section 3.2 Authority. Seller has the requisite corporate power and authority to execute and deliver this Agreement and each transaction contemplated hereby, and perform its obligations hereunder and thereunder.

         Section 3.3 Validity. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         Section 3.4 Approvals. The execution, delivery and performance of this Agreement and the transactions contemplated hereby by Seller do not and will not require any consent, approval, waiver, authorization or other action by, filing with, submission, application or notification to, (a) any Governmental Entity or
(b) any Person pursuant to any Material Agreement, in each of cases (a) and (b) other than (i) the notarization of the deed of transfer of the Electricity Company Shares, (ii) the consents, approvals, waivers, authorizations, actions, filings, submissions, applications or notifications set forth on Schedule 3.4 (the "Seller Approvals") and (iii) such consents, approvals, waivers, authorizations, actions, filings, submissions, applications or notifications the failure to obtain which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of Closing, all of the Seller Approvals have been obtained or made and shall be in full force and effect, except as disclosed in writing to Purchaser prior to the Closing Date.

         Section 3.5 Non-Contravention. The execution, delivery and, subject to all the Seller Approvals being obtained prior to Closing, performance of this Agreement and the transactions contemplated hereby by Seller does not violate any provision of the organizational documents of Seller or any of its Subsidiaries, or violate or result in a breach of or constitute a default under
(a) any judgment, order, injunction, decree or Law to which Seller or any of its Subsidiaries is subject, or (b) any Material Agreement, in the case of clause
(b) only, except for such breaches, defaults, violations and events as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                                                                         Annex A


         Section 3.6 No Actions. Except as set forth on Schedule 3.6, there is no action, claim, dispute, proceeding, suit, investigation or appeal pending or, to the Knowledge of Seller or its Subsidiaries, threatened, against Seller, any Electricity Company or any of its Subsidiaries which questions or challenges the validity of this Agreement, or any action taken or proposed to be taken by Seller or any of its Subsidiaries pursuant to this Agreement hereto or in connection with the transactions contemplated hereby.

         Section 3.7 Fees. No actions by Seller will give rise to any valid claim by any Person against Purchaser for a finder's fee, brokerage commission or similar payment.

         Section 3.8 Solvency. As of the Closing, the Seller is able to pay its debts as they come due in the ordinary course.

         Section 3.9 Electricity Company Shares

         (a) As of the date hereof, Seller holds, directly or indirectly through one or more of its Subsidiaries, all right and title to and beneficial, record and other interests in the Electricity Company Shares (other than the Electricity Company Shares subject to the Hidroneuquen options). The Electricity Company Shares comprise (i) ____ ordinary shares of Hidroneuquen, nominal par value ____ Argentinean Pesos, representing 50% of the outstanding shares of capital stock of Hidroneuquen, (ii) ____ ordinary shares of Central Puerto, nominal par value ____ Argentinean Pesos, representing 63.9% of the outstanding shares of capital stock of Central Puerto, (iii) ____ ordinary shares of Termoandes, nominal par value ____ Argentinean Pesos, representing 100% of the outstanding shares of capital stock of Termoandes and (iv) ____ ordinary shares of Interandes, nominal par value ____ Argentinean Pesos, representing 100% of the outstanding shares of capital stock of Interandes, in each case free and clear of any Lien other than Liens set forth on Schedule 3.9; all the Electricity Company Shares are validly issued, fully paid and nonassessable; there are no convertible securities, options, warrants, calls or other rights, agreements or commitments of any character obligating the Electricity Companies to issue, sell, redeem or repurchase shares of their capital stock or, other than pursuant to this Agreement, obligating Seller or one or more of its Subsidiaries to sell any Electricity Company Shares; there are no voting trusts, stockholder agreements, proxies, powers of attorneys or other agreements or understandings in effect with respect to the voting or transfer of any of the Electricity Company Shares, other than as set forth in Schedule 3.9; none of the Electricity Company Shares has been issued in violation of any preferential right or right to take up unsubscribed shares; no Person has any claim pending or to the Knowledge of Seller, threatened against any of the Electricity Companies or their Subsidiaries based on the fact that any issue, exchange, subscription, cancellation or redemption of share capital did not comply with law. Upon the consummation of the transfer of the Electricity Company Shares to Purchaser as contemplated by Section 2.2 (including the escrow arrangements, if any, contemplated thereby), the Liens (other than Liens on the shares of Hidroneuquen existing as of the Control Date incurred in connection with the HPDA Indebtedness), voting trusts, stockholder agreements, proxies, powers of attorney or other agreements set forth in

                                                                         Annex A


Schedule 3.9 shall have been finally terminated and the Purchaser will transfer to the Seller good and marketable title to the Electricity Company Shares, free and clear of any Liens (other than Liens on the shares of Hidroneuquen existing as of the Control Date incurred in connection with the HPDA Indebtedness).

         (b) As of the date hereof, Seller holds an option to acquire ordinary shares of Hidroneuquen, representing 19.02% of the issued and outstanding capital stock of Hidroneuquen, from Duke Energy International LLC or one of its Subsidiaries and has a right to cause the termination of the usufructo in favor of Transalta.

         (c) Hidroneuquen holds all right and title to and beneficial, record and other interests in _____ ordinary shares of HPDA, nominal par value _____ Argentinean Pesos, representing 59% of the outstanding shares of capital stock of HPDA (the "HPDA Shares"), free and clear of any Liens (other than Liens existing as of the Control Date securing the HPDA Indebtedness); all the HPDA Shares are validly issued, fully paid and nonassessable; there are no convertible securities, options, warrants, calls or other rights, agreements or commitments of any character obligating HPDA to issue, sell, redeem or repurchase shares of its capital stock or, other than pursuant to this Agreement, obligating any Person to sell any HPDA Shares; there are no voting trusts, stockholder agreements, proxies, powers of attorneys or other Contracts in effect with respect to the voting or transfer of any HPDA Shares; none of the HPDA Shares has been issued in violation of any preferential right or right to take up unsubscribed shares; all the HPDA Shares entitle Hidroneuquen to all preemptive and other rights provided to the holders of such shares under Argentine Law and all rights to receive dividends and other distributions declared in respect of such shares on or after the Control Date.

         Section 3.10 Other Acquired Interests. At Closing, Seller holds all right and title to and beneficial, record and other interests in the Acquired Interests (other than the Electricity Company Shares), free and clear of any Lien; no Person other than Seller has any participation or other direct or indirect interest in the HPDA Subordinated Indebtedness. Upon consummation of the purchase and sale of the Acquired Interests (other than the Electricity Company Shares) as contemplated by this Agreement, the Purchaser will transfer to the Seller good and marketable title to such interests, free and clear of any Lien.

         Section 3.11 Electricity Companies Organization. Each of the Electricity Companies and its Subsidiaries (a) is a sociedad anonima duly incorporated and validly existing under the Laws of Argentina, (b) has full right, power and authority to own and operate its property, to lease the property it operates as lessee and to carry on its business as currently conducted and (c) is duly licensed or qualified to do business in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except, in each of cases (b) and (c) only, such failure to have such right, power or authority or to be so licensed or qualified, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                                                                         Annex A


         Section 3.12 Electricity Company Charter Documents.

         (a) The by-laws (estatutos sociales) and other organizational documents of each of the Electricity Companies and its Subsidiaries, copies of which Seller has caused to be made available to Purchaser or its representative prior to Closing, are unamended and are in full force and effect since their respective dates. The minute books of each of the Electricity Companies and its Subsidiaries, copies of which Seller has caused to be made available to Purchaser or its representatives prior to Closing, accurately reflect in all material respects the director and shareholder actions approved by each Electricity Company or Subsidiary, as the case may be, since January 1, 1998 and through the Closing Date.

         (b) Schedule 3.12 contains a true, correct and complete list of all Persons (i) in which any of the Electricity Companies owns, directly or indirectly, any material equity interests which are Controlled by such Electricity Company, directly or indirectly, (ii) of which any Electricity Company, directly or indirectly, is the managing member or (iii) which are material whose assets, Liabilities, revenues, costs and expenses are included in the Electricity Company Financial Statements.

         Section 3.13 Disclosure of Material Information. (a) As of the date it was filed with the U.S. Securities and Exchange Commission, the Seller's Annual Report on Form 20-F did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading and (b) as of the date filed with the Chilean Superintendency of Securities and Insurance, the quarterly public reports of Seller in Chile required to be filed under Chilean law and regulations and filed during the period commencing on January 1, 2000 and ending as of the Closing Date complied in all material respects with applicable Chilean law and regulations as of the date of each such filing.

         Section 3.14 Electricity Company Financial Statements. True and complete copies of (a) the audited consolidated balance sheets of each Electricity Company as of December 31, 1997, December 31, 1998 and December 31, 1999, and the related audited consolidated statements of income, changes in stockholders' equity and changes in financial position of each Electricity Company, together with all related notes and schedules thereto (the "Year End Financial Statements") have been made available to Purchaser and (b) the consolidated balance sheets of each Electricity Company as of June 30, 2000 (the "June Balance Sheet"), and the related consolidated statements of income, changes in stockholders' equity and changes in financial position of each Electricity Company, together with all related notes and schedules hereto (together with the June Balance Sheet, the "Interim Financial Statements", and the Interim Financial Statements, together with the Year End Financial Statements, the "Electricity Company Financial Statements") are attached as Annex ___. Each of the Electricity Company Financial Statements (including any related notes and schedules) fairly presents in all material respects the results of operations, changes in stockholders' equity and changes in

                                                                         Annex A


financial position, as the case may be, of each Electricity Company for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end and audit adjustments that will not be material in amount or effect), in each case in accordance with Argentine GAAP consistently applied during the periods involved, except as may be noted therein. The related notes reconciling the financial information in the Electricity Company Financial Statements to U.S. GAAP comply in all material respects with the requirements of the Securities and Exchange Commission generally applicable to such reconciliations.

         Section 3.15 No Undisclosed Liabilities. None of the Electricity Companies or its Subsidiaries has any liabilities or obligations of a type required to be reflected in its financial statements or the notes thereto in accordance with Argentine GAAP, except as and to the extent of the amounts specifically reflected or reserved against in the Electricity Company Financial Statements or in the notes thereto and except for those liabilities and obligations as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 3.16 Material Agreements.

         (a) Schedule 3.16 contains a true, correct and complete list of all Material Agreements to which each Electricity Company and its Subsidiaries is a party. Except for such failures to be valid, binding and enforceable, and such breaches, defaults, violations and events as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Material Agreement is a valid and binding obligation of the relevant Electric Company or Subsidiary and, to the Knowledge of Seller, the other party thereto, and is enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles, (ii) none of the Electricity Companies or its Subsidiaries is in violation or breach of, or in default under, any Material Agreement and, to the Knowledge of Seller, no other party to any Material Agreement is in violation or breach thereof, or in default thereunder, and (iii) to the Knowledge of Seller, no event has occurred that, with the passage of time or the giving of notice or both, would permit the termination of any Material Agreement.

         (b) Seller has caused to be delivered or made available to Purchaser a true, complete and current copy of each Material Agreement.

         Section 3.17 Regulatory Approvals.

         (a) Each Electricity Company and its Subsidiaries holds all corporate requirements and Permits and all powers that are required by any Governmental Entity to permit any of them to conduct their respective businesses substantially as conducted as of the date hereof.

                                                                         Annex A


         (b) Schedule 3.17 contains a true, correct and complete list of all material consents and approvals required for the conduct of its business substantially as conducted on the date hereof (the "Regulatory Approvals"). All Regulatory Approvals are valid and in full force and effect, and except for such proceedings as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no proceeding pending or, to the Knowledge of Seller, threatened, that disputes the validity of any such Regulatory Approval.

         (c) Seller has caused to be delivered or made available to Purchaser a true, correct, complete and current copy of each material Regulatory Approval.

         Section 3.18 Compliance with Laws

         (a) Each of the Electricity Companies and its Subsidiaries has complied, and its businesses, facilities, operations and Contracts comply, with all Laws and Regulatory Approvals, except for such instances of noncompliance as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (b) No investigation or review by any Governmental Entity with respect to any Electricity Company or its Subsidiaries is pending or, to the Knowledge of Seller, threatened, except for investigations and reviews as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (c) None of the Electricity Companies or its Subsidiaries (i) has received written notice alleging any noncompliance by such Electricity Company or Subsidiary, as the case may be, with any Law, Regulatory Approval or Permit that has not been cured or (ii) is subject to any unpaid fine or any continuing sanction for any such non compliance, except, in either case, for such instances of non compliance as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (d) None of the Electricity Companies or its Subsidiaries is in violation of or in default under, and to the Knowledge of Seller, no event has occurred which, with the lapse of time or the giving of notice or both, would result in the violation of or default under, the terms of any judgment, decree, order, injunction or writ of any Governmental Entity, except for such violations or defaults as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 3.19 Insurance. Schedule 3.19 contains a true, correct and complete summary of the insurance coverage of the material property, assets or business Liabilities of each of the Electricity Companies and its Subsidiaries specifying the type of coverage, the term of the policies or bonds, the limits and layers of Liability and the annual premiums, and (b) lists any agreements, arrangements or commitments under which any of the Electricity Companies or its Subsidiaries indemnifies any other Person or is required to carry insurance for the benefit of any other Person in each case an amount in excess of U.S.$1,000,000. The policies and bonds summarized in Schedule 3.19 are in full force and effect, all premiums due and payable thereon have been paid, no written

                                                                         Annex A


notice of cancellation or termination has been received with respect to any such policy, and each of the Electricity Companies and its Subsidiaries has complied with such policies and bonds in all material respects. Such policies and bonds will remain in full force and effect through the respective dates set forth in
Schedule 3.19 without the payment of additional premiums, except in the ordinary course of business, and will not in any way be affected by, terminate, or lapse by reason of the transactions contemplated by this Agreement.

         Section 3.20 Litigation. Except for such matters as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the Knowledge of Seller, threatened against any of the Electricity Companies or its Subsidiaries.

         Section 3.21 Employee Liabilities. Except for such matters as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) there are not pending any strikes, work stoppage or like in any of the Electricity Companies or its Subsidiaries; (b) there are no claims from present or former employees of any of the Electricity Companies or its Subsidiaries on account for overtime pay, wages, salaries, vacations, discrimination or termination of employment, and no claims by any Governmental Entity in respect of any labor-related charges or social security obligations;
(c) there has been no change in any retention plan in respect of any employee of any of the Electricity Companies or its Subsidiaries, other than changes required to be implemented in connection with this Agreement and the transactions contemplated hereby.

         Section 3.22 Employee Benefits

         (a) Schedule 3.22 contains a true, correct and complete summary, for the Electricity Companies or their Subsidiaries, of the employees covered, amounts payable and material terms of payment under the employment, severance, bonus, incentive, deferred compensation, pension, profit sharing, stock option, stock, stock based, death benefit, health, disability and other employee benefit plans or agreements (the "Electricity Company Employee Benefit Plans") maintained or contributed to by any of the Electricity Companies or its Subsidiaries. Seller has delivered to Purchaser true, complete and correct copies of each Electricity Company Employee Benefit Plan.

         (b) Except for such matters as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: none of the Electricity Companies or their Subsidiaries is in default under any material obligation to be performed under any of the Electricity Company Employee Benefit Plans; each Electricity Company Employee Benefit Plan has been administered in accordance with its terms and is in compliance with the provisions of applicable Law; there is no pending or, to the Knowledge of Seller or its Subsidiaries, threatened litigation relating to any Electricity Company Employee Benefit Plan, other than routine claims for benefits.

                                                                         Annex A


         (c) Except in the case of employees, directors and officers whose resignation the Seller has been requested by Purchaser to obtain, to the Knowledge of Seller, the consummation of this Agreement and the transactions contemplated hereby will not (i) entitle any employee of any of the Electricity Companies or its Subsidiaries to severance pay or (ii) accelerate or provide any other rights or credits under, or increase the amount payable or trigger any other obligation pursuant to, any of the Electricity Company Employee Benefit Plans.

         Section 3.23 Environmental Matters. To the Knowledge of Seller, except for such instances of noncompliance, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) each of the Electricity Companies and its Subsidiaries has complied at all times with all applicable Environmental Laws; (b) no property owned or operated by any of the Electricity Companies or its Subsidiaries has had any release of any Hazardous Substance into the environment; (c) no property formerly owned or operated by any of the Electricity Companies or its Subsidiaries has had any release of any Hazardous Substance into the environment during such period of ownership or operation; (d) none of the Electricity Companies or its Subsidiaries is subject to any Liability for any Hazardous Substance disposal or contamination on any owned or third-party property; (e) none of the Electricity Companies or its Subsidiaries is subject to any material order, decree, injunction, directive or investigation by any Governmental Entity or to any indemnity, Contract or other obligation to any third party relating to material obligations or material Liability under any Environmental Law; or (f) none of the properties of any of the Electricity Companies or its Subsidiaries has been used for the disposal of any Hazardous Substance. Except with respect to conditions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the Electricity Companies or its Subsidiaries has received any written notice, demand, letter, claim or request for information indicating a potential violation of any Environmental Law.

         Section 3.24 Taxes. All Taxes owed by the Electricity Companies and its Subsidiaries, whether or not shown on any tax returns due prior to the Closing Date ("Tax Returns"), have been paid or adequately reserved against on the June Balance Sheet or any subsequent balance sheet of such Company, or are being contested in good faith. To the Knowledge of Seller, no claim is pending by a Governmental Entity in a jurisdiction where an Electricity Company or its Subsidiaries do not file Tax Returns and that such Person is or may be subject to taxation in that jurisdiction. To the Knowledge of Seller, there are no Liens on any of the assets of any Electricity Company or its Subsidiaries arising in connection with any failure (or alleged failure) to pay any Tax. Each Electricity Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party. None of the Electricity Companies or its Subsidiaries has waived any statute of limitations in respect of Taxes. There are no pending or, to the Knowledge of Seller, threatened actions or proceedings for the assessment or collection of any material amount of Taxes against any Electricity

                                                                         Annex A


Company and its Subsidiaries or any of their respective assets. Except as disclosed prior to Closing, to the Knowledge of Seller, (i) there are, and have been, no requests for information from any Governmental Entity that could affect the Taxes payable by any Electricity Company and its Subsidiaries and (ii) no issues have been raised and communicated to any Electricity Company and its Subsidiaries (and none is currently pending), and no adjustments have been proposed, by any Governmental Entity.

         Section 3.25 Argentina Electricity Operations. As of the date hereof, the Electricity Companies constitute all of Seller's electricity transmission and generation operations in Argentina other than the Projects Under Development.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser makes the following representations and warranties for the benefit of Seller, in each case as of the date hereof and as of Closing (unless such representation and warranty is expressly made as of another time):

         Section 4.1 Purchaser Organization. Purchaser is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.

         Section 4.2 Authority. Purchaser has the requisite corporate power and authority to (a) purchase the Acquired Interests in accordance with the terms of this Agreement, and (b) execute and deliver each transaction contemplated hereby to which it is a party and perform its obligations thereunder.

         Section 4.3 Validity. This Agreement has been duly executed and delivered by Purchaser and constitutes its valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         Section 4.4 Approvals. The execution, delivery and performance of this Agreement and each transaction contemplated hereby by Purchaser do not and will not require any consent, approval, waiver, authorization or other action by, filing with, submission, application or notification to (a) any Governmental Entity or (b) any Person pursuant to any Material Agreement, in each of cases
(a) and (b) other than the (i) consents, approvals, waivers, authorizations, actions, filings, submissions, applications or notifications set forth on
Schedule 4.4 (the "Purchaser Approvals") and (ii) such consents, approvals, waivers, authorizations, actions, filings, submissions, applications or notifications the failure to obtain which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Purchaser's ability to perform any of its obligations under this Agreement and the transactions contemplated herein. As of Closing, all of the Purchaser Approvals have been obtained or made and

                                                                         Annex A


shall continue to be in full force and effect, except as disclosed in writing to Seller prior to the Closing Date.

         Section 4.5 Non-Contravention. The execution, delivery and, subject to all the Purchaser Approvals being obtained or made, performance of this Agreement by Purchaser does not and will not violate any provision of Purchaser's organizational documents, or violate or result in a breach of or constitute a default under (a) any judgment, order, injunction, decree or Law to which Purchaser is subject, or (b) any Contract or other instrument to which Purchaser is a party or by which any of Purchaser's assets are bound, in the case of clause (b) only, for such breaches, defaults, violations and events as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Purchaser's ability to perform any of its obligations under this Agreement and the transactions contemplated herein.

         Section 4.6 Fees. No actions by Purchaser will give rise to any valid claim by any Person against Seller for a finder's fee, brokerage commission or similar payment.

                                    ARTICLE V

                                    COVENANTS

         Section 5.1 Interim Operations.

         (a) Interim Operations of Electricity Companies. Seller covenants and agrees that, during the period commencing on (and including) the date hereof and ending at Closing, unless Purchaser shall have previously agreed in writing, Seller shall cause each Electricity Company and each of their Subsidiaries, except any Electricity Company (or the Subsidiaries of any Electricity Company) with respect to which this Agreement has been terminated:

                  (i) to conduct its businesses only in the ordinary course of business consistent with recent past practice;

                  (ii) not to (A) sell, pledge or agree to sell or pledge any equity securities or ownership interests owned by it in any Person; (B) amend or violate its certificate of incorporation, by-laws or comparable governing documents; (C) reclassify, split, subdivide, combine or reclassify any of its equity securities or ownership interests; (D) change or recommend any change in its dividend policy or declare, set aside or pay any dividend or other distribution payable in securities or property other than cash with respect to any of its equity securities or ownership interests; or (E) declare, set aside or pay any cash dividends (except for dividends of Central Puerto in accordance with its current dividend policy);

                  (iii) except as necessary to perform Seller's obligations under this Agreement, not to (A) issue, sell, pledge, dispose of or encumber any shares of, or

                                                                         Annex A


         securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any of its equity securities or ownership interests or any of its other securities, property or assets; (B) transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or subject to or permit the imposition of any Lien, (other than statutory Liens for Taxes not yet due and payable) on any of its assets or properties, other than in the ordinary course of business consistent with recent past practice; (C) acquire directly or indirectly, by purchase, redemption or otherwise any of its equity securities or ownership interests; (D) incur any indebtedness, or make any loans or advances, in each case except in the ordinary course of business consistent with recent past practice; (E) pay, discharge or satisfy any Liability other than the payment, discharge or satisfaction, in the ordinary course of business consistent with recent past practice, of Liabilities reflected on or reserved against the June Balance Sheet or subsequently incurred in the ordinary course of business consistent with recent past practice; (F) enter into, amend, modify, terminate or renew (whether automatically or otherwise) any Material Agreement (other than amendments and renewals in the ordinary course of business consistent with recent past practice and the expiration of agreements in accordance with their current terms); (G) enter into, amend, renew (whether automatically or otherwise), modify or terminate any gas supply agreement to which it is a party or by which it, any of its Subsidiaries or any of their respective properties is bound, other than the expiration of agreements in accordance with their current terms; (H) authorize capital expenditures in excess of U.S.$1,000,000 (or any single expenditure or series of related expenditures) or make any direct or indirect acquisition of, or investment in, assets or stock of any other Person; (I) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any interest in any capital stock thereof; or (J) in the case of HPDA, pay, discharge or satisfy any Liability in respect of the HPDA Subordinated Indebtedness;

                  (iv) except as required by law or pursuant to the terms of agreements existing on the date hereof, not to (A) grant any severance or termination pay to, or enter into any employment or severance agreement with, or increase the compensation payable to, any director, officer or other employee of any Electricity Company; or (B) establish, adopt, enter into, make any new grants or awards under or amend any Electricity Company Employee Benefit Plans;

                  (v) not to settle or compromise any claims or litigation or waive, assign or release any rights or claims involving Liability or potential Liability of the Electricity Companies, except in the ordinary course of business and except for immaterial claims or rights;

                  (vi) not to change its outside auditors or its material accounting policies or procedures (except as necessary to comply with any change in Argentine

                                                                         Annex A


         GAAP, provided that no such change shall be taken into account for purposes of calculating the Closing Date Net Worth);

                  (vii) not to (A) make any material Tax election or settle or compromise any material Tax Liability of the Electricity Companies or permit any insurance policy naming an Electricity Company as a beneficiary or a loss payable payee to be canceled or terminated, except, in any such case, in the ordinary course of business consistent with recent past practice or (B) waive or extend any statute of limitation period, adjust any material assertion or claim of a deficiency in Taxes (or interest thereon or penalties in connection therewith), file any appeal from a material asserted deficiency, or file or amend any material Tax Return, in each case before furnishing copies of the applicable documentation to Purchaser and affording Purchaser the opportunity to consult with respect thereto;

                  (viii) not to sell, dispose of or otherwise abandon, alter, write down or write up the book value of (except for amortization, depreciation and inflation accounting thereof consistent with recent past practice and in accordance with Argentine GAAP), any item of the property, plant and equipment reflected on June 30, 2000 balance sheet contained in the applicable Electricity Company Financial Statements or on the accounting records of the Electricity Company as of Closing, except for sales, dispositions, abandonment, alterations, write-downs or write-ups not exceeding U.S.$100,000 for any single item or series of related items, except as required by law or accounting principles;

                  (ix) not to create any Lien on or affecting title to the real property occupied or used by any Electricity Company, other than Liens not affecting the use, operation or value of such real property created in the ordinary course of business, and not to enter into any leases or subleases for any real or personal property providing for annual payments greater than U.S.$100,000 for any single lease or sublease or related leases or subleases;

                  (x) not to prepay and refinance long-term indebtedness with the proceeds of short-term indebtedness;

                  (xi) to pursue actively all filings, notices, consents or approvals with any Governmental Entity material to the conduct of its business (including, in the case of Termoandes, approvals and consents relating to the Electricity Transmission Line and its connection to the Argentine grid), and not to compromise or settle any claim (A) which may result in the cancellation or revocation of any Regulatory Approval or material Permit, (B) arising under any Environmental Law, the result of which would constitute acceptance of a change in the interpretation of existing Law which could reasonably be expected to have a Material Adverse Effect or (C) that related to a material controversy involving or to be decided by the ENRE or ENARGAS;

                                                                         Annex A


                  (xii) not to take any action which would cause the representations and warranties of Seller not to be true and correct in any material respect on the Closing Date; and

                  (xiii) not to authorize or enter into a Contract to do any of the foregoing.

         (b) Financial Information. Until the Closing, Seller shall furnish to Purchaser copies of interim monthly financial statements for each Electricity Company prepared in accordance with Argentine GAAP and consistent with recent past practice, as soon as practicable but in any event within 35 days after the end of each month, together with any information ordinarily prepared in connection with such financial statements. All such interim financial statements shall fairly present in all material respects in accordance with Argentine GAAP the financial position of each Electricity Company covered thereby at the respective dates thereof, and the results of operations, stockholders' equity and cash flows for such Electricity Company, subject to year-end adjustments (consisting of normal recurring accruals) and the omission of explanatory footnote materials required by Argentine GAAP. Seller shall, and shall cause its accountants to furnish such information as reasonably requested to assist Purchaser in translating all financial statements provided pursuant to this
Section 5.1 into U.S. GAAP or French GAAP upon request of Purchaser.

         (c) Working Capital. Until Closing, Seller shall cause each Electricity Company to have sufficient working capital to allow such Electricity Company to maintain its working capital at prudent levels which are sufficient to support its continued operations in the ordinary course of its business and consistent with recent past practices and as required to obtain the Seller Approvals and the Purchaser Approvals.

         Section 5.2 Due Diligence Access. Upon reasonable notice, and except as may otherwise be required by applicable Law, Seller shall and shall cause, the Electricity Companies and its Subsidiaries to afford Purchaser and Purchaser's representatives reasonable access, during normal business hours, to the properties, books, contracts, records, properties, personnel and such customers, suppliers and business partners of the Electricity Companies and its Subsidiaries as Purchaser reasonably requests, provided that the foregoing shall not require Seller (a) to permit any inspection, or to disclose any information, that in the reasonable judgment of Seller would violate applicable Law or any of its obligations with respect to confidentiality owed to, or would result in the disclosure of any trade secrets of, third parties or (b) to disclose any materials prepared for use in connection with the negotiation of the transactions contemplated hereby. Seller agrees to use all reasonable efforts to obtain the consent of any third party where the same is required to permit such inspection or disclosure.

                                                                         Annex A


         Section 5.3 Retention of Employees. Seller shall cooperate with Purchaser in developing and implementing an incentive program to retain employees of the Electricity Companies and their Subsidiaries as reasonably requested by Purchaser, at no cost or expense to Seller.

         Section 5.4 Filings; Other Action. Subject to the terms and conditions herein provided, Purchaser and Seller shall (a) promptly make their respective filings required (and shall use reasonable best efforts to cooperate in the making of filings required to be made by the other Party) to obtain the Seller Approvals and the Purchaser Approvals and any other regulatory or other filings with respect to this Agreement and the transactions contemplated hereby; and (b) use its reasonable best efforts to promptly take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate under applicable Laws and regulations to make and obtain the Seller Approvals and the Purchaser Approvals and to consummate and make effective this Agreement and the transactions contemplated hereby as soon as practicable.

         Section 5.5 Notification of Certain Matters. From and after the date of this Agreement and until the Closing Date, each Party shall give prompt notice to the other of: (a) any matter or event which comes to the Knowledge of such Party and which (i) makes or will make any representation and warranty made by such Party in this Agreement untrue or inaccurate in any material respect or
(ii) has or could reasonably be expected to have a material adverse effect on the ability of such Party to perform its other obligations under this Agreement or any transaction contemplated hereby, (b) any other communication relating to, any material claim by any Person against Purchaser or Seller, as the case may be, relating to this Agreement or any transaction contemplated hereby, (c) any assertion by any Person, other than a Governmental Entity, that the transactions contemplated by this Agreement or any transaction contemplated hereby require the consent or approval of such Person, (d) any material correspondence with any Governmental Entity or any Person from whom any Seller Approval or Purchaser Approval is required (including notice that such Seller Approval or Purchaser Approval, as the case may be, has been made or obtained) concerning the transactions contemplated by this Agreement or any transaction contemplated hereby, or (e) any material correspondence with any shareholder, business partner, customer of or lender to the Electricity Companies or any of their Subsidiaries.

         Section 5.6 Certain Taxes. Seller agrees that it shall pay, and will hold Purchaser and its Affiliates harmless from and against, any and all Liability with respect to any transfer, transfer gains, stamp or any other similar taxes payable in Argentina in connection with the execution and delivery and performance of this Agreement and the transactions contemplated hereby.

         Section 5.7 Projects Under Development. Seller shall make available, and shall cause its Subsidiaries to make available, for secondment by Purchaser or its designees (without fee or other consideration payable to Seller or such Subsidiaries, except as set forth below) until the first anniversary of the Closing Date such personnel of

                                                                         Annex A


Seller and its Subsidiaries who at the time are employees of Seller or such Subsidiaries, as the case may be, and have been involved in the study and development of the Projects Under Development, as Purchaser may reasonably request. Purchaser agrees that all costs and expenses in respect of such secondment payable to or for the benefit of such personnel shall be for the account of Purchaser.

         Section 5.8 New Power Purchase Agreement. Following the Closing, the Parties agree to negotiate in good faith with an aim to enter into a power purchase agreement in respect of the purchase by Seller of electricity from Termoandes; provided that such purchases shall be made on terms no less favorable to Seller or Termoandes than those generally available to Seller or Termoandes, as the case may be, in the market and shall take into account the reasonable power requirements of Seller.

         Section 5.9 Termination of Intercompany Agreements. The Parties shall take such actions as may be necessary to terminate (or, at the sole option of Purchaser, transfer and assign to Purchaser or its designee without further liability or obligation of Seller or its Subsidiaries, in which case the Purchaser or its designee shall agree in writing pursuant to an assumption agreement reasonably satisfactory to Seller to assume and perform in the place of Seller or its Subsidiary, as the case may be, all obligations of Seller or its Subsidiaries, as the case may be, thereunder), effective as of the date of the Closing, all Contracts between Seller or its Subsidiaries, on the one hand, and any of the Electricity Companies and their Subsidiaries, on the other hand, except that the provisions of this Section 5.9 shall not apply to the Management Contracts to be assigned to Purchaser in accordance with Section 2.2 and the HPDA Subordinated Indebtedness (such agreements to be so assigned or terminated, the "Argentine Agreements"); provided, however, that to the extent reasonably requested by Purchaser, the Seller shall cause the Argentine Agreements to continue in effect for a reasonable period of time not to exceed 12 months following the Closing, such period to be negotiated in good faith with Purchaser, to provide services, at the Seller's cost and on such other terms as may be provided in the Argentine Agreements, which are essential to the operation of the Electricity Companies and their Subsidiaries to the extent Purchaser has reasonably determined that such period is necessary or appropriate in order to arrange to obtain such services from other providers. Nothing in this Section 5.9 shall terminate or affect any accounts receivable or payable as of the Closing Date reflected in the Closing Date Net Worth Statement, which shall be paid in accordance with their terms.

         Section 5.10 Credit Support. Purchaser shall provide, or cause to be provided, letters of credit, guarantees and other similar instruments (collectively, the "Credit Support Documents") to replace all such Credit Support Documents to which Seller or any of its Subsidiaries is a party on behalf of any of the Electricity Companies and their Subsidiaries on the date of the Closing. Purchaser shall use its reasonable best efforts to ensure that such replacement Credit Support Documents constitute full and complete novation for the obligations of Seller under the Credit Support Documents which such Credit Support Documents replace. Purchaser further agrees that it shall indemnify Seller and hold it harmless from and against all claims, costs, expenses, damages and other

                                                                         Annex A


obligations or liabilities to any other party to the Credit Support Documents of Seller arising in connection with such Credit Support Documents.

         Section 5.11 No Solicitation of Employees. During the period from the Closing to the second anniversary thereof, Seller shall not, and shall cause each of its Subsidiaries not to, solicit for employment any employee of the Electricity Companies or any of their Subsidiaries without the prior written consent of Purchaser (it being understood that Seller shall be free to offer employment to any such officer or employee who was not actively solicited by Seller). The term "solicit for employment" shall not include general solicitations of employment not specifically directed towards employees of the Electricity Companies or any of their Subsidiaries.

         Section 5.12 Confidentiality. In connection with Seller providing access to Purchaser and its representatives in accordance with Section 5.3 hereof, Purchaser and its representatives may have access to information (whether oral, written, computer-based or other) which is either non-public, confidential or proprietary in nature. This information, together with analyses, compilations, forecasts, studies or other documents prepared by Purchaser and its representatives which contain or otherwise reflect any such information or Purchaser's review of, or interest in, Seller or its businesses and the transactions contemplated hereby, is hereinafter referred to as the "Information". In consideration of Seller furnishing Purchaser and its representatives with the Information, Purchaser agrees that the Information will be kept confidential and shall not, without the prior written consent of Seller, be disclosed by Purchaser and its representatives in any manner whatsoever, in whole or in part, and shall not be used by Purchaser or its representatives other than in connection with the transactions contemplated herein. The obligations of the Purchaser under this Section 5.12 shall terminate as to any Information relating to an Electricity Company upon the earlier of (a) the Closing relating to such Electricity Company, or on (b) the second anniversary of this Agreement, if such Closing shall not have occurred.

         Section 5.13 Access to Books and Records. Following the Closing, Purchaser shall cause the Electricity Companies to give Seller, Seller's parent company and their independent auditors and authorized representatives full access at all reasonable times to the properties, books, records and personnel of the Electricity Companies relating to periods prior to the Closing for any reasonable business purpose, including, but not limited to, defense of legal action.

         Section 5.14 Employee Matters. Purchaser agrees that it shall extend, or cause to be extended, an offer of employment to each employee of Seller who, immediately prior to November 28, 2000, was engaged in activities primarily related to the operation or management of the Electricity Companies, their Subsidiaries and their respective businesses and was at such time a temporary or permanent resident of Argentina, which offers shall be for employment on terms which, in the aggregate, are no less favorable than those enjoyed by such employees immediately prior to November 28, 2000. Purchaser further agrees that it shall reimburse Seller for all actual out-of-pocket costs

                                                                         Annex A


incurred by it in connection with the transfer of such employees to employment with Purchaser, including, but not limited to, costs incurred in transferring medical, dental and other employee welfare benefits and retirement, pension and other employee security benefits. Purchaser further agrees that it shall indemnify Seller and hold it harmless from and against all claims, costs, expenses, damages and other obligations or liabilities arising in connection with the termination of the employment of any such Seller employee on or after the Closing Date.


                                   ARTICLE VI

                                   CONDITIONS

         Section 6.1 Conditions to the Obligations of Purchaser. The obligation of Purchaser to consummate the transactions to be consummated at Closing is subject to the satisfaction or waiver of the following conditions:

         (a) Each of the representations and warranties of Seller contained in this Agreement shall be true and correct in all respects when made and as of the Closing Date, in each case with the same effect and as though such representations and warranties had been made on and as of the Closing Date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), and Purchaser shall have received a certificate executed by a duly authorized senior officer of Seller to such effect.

         (b) Seller shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Purchaser shall have received a certificate executed by a duly authorized senior officer of each of Seller to such effect.

         (c) Seller shall have duly executed and delivered all the documents relating to each transaction contemplated hereby, which shall each be in full force and effect as of the Closing Date.

         (d) Purchaser shall have received the following legal opinions and certificates in the English language, dated as of the Closing Date and addressed to Purchaser:

                  (i) the opinion of [_________], New York counsel to Seller, as to the matters set forth on Annex __-1, in form and substance satisfactory to Purchaser;

                  (ii) the opinion of [________], Argentinean counsel to Seller, as to the matters set forth on Annex __-2, in form and substance satisfactory to Purchaser;

                  (iii) the opinion of [________], Chilean counsel to Seller, as to the matters set forth on Annex __-3, in form and substance satisfactory to Purchaser;

                                                                         Annex A


                  (iv) a certificate executed by the corporate secretary or other appropriate duly authorized senior officer of Seller certifying as to the authorization and incumbency of the Persons signing this Agreement on behalf of Seller, as the case may be (together with certified copies of the applicable corporate resolutions authorizing the execution and delivery of this Agreement on behalf of the Seller).

         (e) All the members of the board of directors of each of the Electricity Companies and its Subsidiaries that have been appointed by Seller shall have resigned on or prior to the Closing Date.

         (f) There shall not have occurred any event or circumstance, including any event or circumstance beyond the control of Seller, which has had and is continuing to have a Material Adverse Effect.

         (g) Seller shall have delivered to Purchaser (i) a certificate as of the date immediately prior to the Closing Date issued by the Real Property Registry of the City of Buenos Aires certifying the absence of restrictions (inhibiciones) in respect to the real properties of the Electricity Companies and their respective Subsidiaries; (ii) a certificate issued by the "Registro de Juicios Universales" of the City of Buenos Aires relating to the absence of insolvency or bankruptcy proceedings against the Electricity Companies or any of their respective Subsidiaries and (iii) possession and control of all corporate, accounting, business and tax records of each of the Electricity Companies and its Subsidiaries, which shall remain at the offices of the respective Electricity Companies and Subsidiaries.

         (h) No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule or regulation, or judgment, decree, injunction or other order which is in effect on the Closing Date and prohibits the consummation of this Agreement and the transactions contemplated hereby.

         (i) Seller shall have made or obtained all the Seller Approvals and Purchaser shall have made or obtained all material Purchaser Approvals required to be obtained from any Governmental Entity.

         Section 6.2 Conditions to the Obligations of Seller. The obligations of Seller to consummate the transactions to be consummated at Closing are subject to the satisfaction or waiver of the following conditions:

         (a) Each of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all respects when made and as of the Closing Date, in each case with the same effect and as though such representations and warranties had been made on and as of the Closing Date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), and Seller shall have received a certificate executed by a duly authorized senior officer of Purchaser to such effect.

                                                                         Annex A


         (b) Purchaser shall have performed or complied in all material respects will all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Seller shall have received a certificate executed by a duly authorized senior officer of Purchaser to such effect.

         (c) Purchaser shall have duly executed and delivered all the documents relating to each transaction contemplated hereby, which shall each be in full force and effect as of the Closing Date.

         (d) Seller shall have received a certificate in the English language, dated as of the Closing Date and addressed to Seller, executed by the corporate secretary or other appropriate duly authorized senior officer of Purchaser certifying as to the authorization and incumbency of the person signing this Agreement on behalf of Purchaser.

         (e) No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule or regulation, or judgment, decree, injunction or other order which is in effect on the Closing Date and prohibits the consummation of this Agreement and the transactions contemplated hereby.

         (f) Purchaser shall have made or obtained all the Purchaser Approvals and Seller shall have obtained all material Seller Approvals required to be made or obtained from a Governmental Entity.

                                   ARTICLE VII

                                   TERMINATION

         Section 7.1 Complete Termination. This Agreement may be terminated, in whole but not in part, at any time prior to the Closing:

         (a) by the mutual written consent of Seller and Purchaser;

         (b) by Seller or Purchaser, by giving written notice of such termination to the other Party, if the other Party shall have breached any of its material obligations or agreements under this Agreement and such breach shall be incapable of cure or has not been cured within 30 days following the giving of written notice of such breach to the breaching party;

         (c) by Purchaser, (i) in its sole discretion by giving written notice to Seller on or prior to the date on which Purchaser delivers notice to Seller of Closing pursuant to Section 2.4(a) or (ii) by giving written notice to Seller at any time if there shall have occurred any event or circumstance, including any event or circumstance beyond the control of Seller or any Electricity Company, which has had and is continuing to have a Material Adverse Effect;

                                                                         Annex A


         (d) by Seller or Purchaser, by giving written notice of such termination to the other Party, on or after twelve months after signing, if the Closing shall have failed to occur (unless such failure is due to a breach by the terminating Party of its obligations under this Agreement); or

         (e) by Seller or Purchaser, by giving written notice of such termination to the other Party, in the event that the purchase, sale or transfer of all the Acquired Interests is prohibited by any injunction, decree, judgement or other order which shall have become final and nonappealable.

         Section 7.2 Effect of Complete Termination. In the event of the termination of this Agreement in accordance with Section 7.1, this Agreement shall thereafter become void and have no effect, and no Party hereto shall have any Liability to the other Party hereto or their respective officers, directors, employees, agents or representatives, provided that (a) no such termination shall relieve any Party of liability for any breach of any of its obligations under this Agreement prior to any such termination and (b) Section 5.12 and
Article IX shall survive any such termination.

         Section 7.3 Partial Termination. Notwithstanding any contrary provision in this Agreement, the obligation of Purchaser under this Agreement to purchase, and of Seller under this Agreement to sell, the Acquired Interests described in any one or more of Sections 2.2(a), 2.2(b), 2.2(c) or 2.2(d) may be terminated (as to all, but not part, of the Acquired Interests described in each Section subject to such termination) (a) by Purchaser under any of the circumstances set forth in Section 7.1(c) above which relate to such Acquired Interests by giving written notice to Seller, as set forth in Section 9.13 of this Agreement, at any time prior to Closing or (b) by either Purchaser or Seller, by giving written notice of such termination to the other Party, in the event that the purchase, sale or transfer of such Acquired Interests is prohibited by any injunction, decree, judgement or other order which shall have become final and nonappealable. Termination of the Parties' obligations under this Agreement in respect of any Acquired Interests shall not relieve Purchaser or Seller from any of their other obligations under this Agreement, including their obligation to purchase or sell, as the case may be, simultaneously as part of a single transaction at Closing the Acquired Interests not subject to such termination.

                                  ARTICLE VIII

                          SURVIVAL AND INDEMNIFICATION

         Section 8.1 Survival. Notwithstanding any otherwise applicable statute of limitations, any provisions of law, this Agreement or any reliance thereon by Purchaser, the representations and warranties of the Parties shall not survive the Closing Date, provided that (a) the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.9, 4.1, 4.2 and 4.3 shall survive the Closing indefinitely, and (b) the representations and warranties set forth in Sections
3.4 through 3.8, inclusive, and 3.10 through 3.12, inclusive, and 4.4, 4.5 and
4.6 shall survive the Closing for the period ending on the fifth

                                                                         Annex A


anniversary of the Closing Date. Neither the period of survival nor the Liability of any Party with respect to the representations and warranties herein of such Party shall be reduced by any investigation made at any time by or on behalf of any other Party hereto. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by any Party hereto to any Party making such representation and warranty, then the relevant representations and warranties shall survive as to such claim, until the claim has been finally resolved. All covenants and agreements contained herein shall survive indefinitely until performed in accordance with their terms.

         Section 8.2 Indemnification.

         (a) From and after the Closing, Seller shall indemnify and hold harmless Purchaser, each of its Affiliates and each of their respective officers, directors, employees, agents, advisors, and representatives (including their representatives on the board of or involved in the management of the Purchaser or any Purchaser Subsidiary) and successors and permitted assigns from and against the Total Losses arising out of, relating to or resulting from: (i) any breach of any of the representations and warranties made by Seller in this Agreement or any other certificate or document delivered pursuant to this Agreement or (ii) any breach or violation of, or failure to perform fully, any covenant, agreement, undertaking or obligation of Seller set forth in this Agreement.

         (b) From and after the Closing, Purchaser shall indemnify and hold harmless Seller, each of its Affiliates and each of their respective officers, directors, employees, agents, advisors and representatives (including their representatives on the board of or involved in the management of any Electricity Company or any Subsidiary thereof) and successors and permitted assigns from and against the Total Losses arising out of, relating to or resulting from: (i) any breach of any of the representations and warranties made by Purchaser in this Agreement or any other certificate or document delivered pursuant to this Agreement or (ii) any breach or violation of, or failure to perform fully, any covenant, agreement, undertaking or obligation of Purchaser set forth in this Agreement.

         Section 8.3 Third Party Claims. In the event that a Person seeking indemnification under this Agreement (an "Indemnified Party") is seeking indemnification from a Party (the "Indemnifying Party") in respect of any claim or legal action made or brought by a third party, indemnification shall be provided in accordance with the following procedures:

         (a) Upon receipt by the Indemnified Party of notice of the commencement of any action by a third party (a "Third Party Claim") against it, such Indemnified Party shall, if a claim is to be made against the Indemnifying Party under this Article VIII, give notice to the Indemnifying Party of the commencement of such Third Party Claim as soon as practicable, but the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party, except

                                                                         Annex A


to the extent that the Indemnifying Party demonstrates that its defense of such Third Party Claim has been prejudiced by the Indemnified Party's failure to give such notice in a timely manner.

         (b) If a Third Party Claim is brought against the Indemnified Party and proper notice of the commencement of such Third Party Claim is provided to the Indemnifying Party, the Indemnifying Party will be entitled, to the extent permitted by applicable Law [and consistent with the duties of the Indemnified Party to its public shareholders, if any], to assume the defense of such Third Party Claim with counsel satisfactory to the Indemnified Party. Following notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such Third Party Claim, the Indemnifying Party shall not, as long as the Indemnifying Party actively conducts such defense, be liable to the Indemnified Party under this Article VIII for any fees of other counsel or any other expenses with respect to the defense of such Third Party Claim, in each case subsequently incurred by the Indemnified Party in connection with the defense of such Third Party Claim.

         (c) If the Indemnifying Party assumes the defense of a Third Party Claim, (i) no compromise or settlement of such Third Party Claim may be effected by the Indemnifying Party without the Indemnified Party's consent (which consent shall not be unreasonably withheld or delayed) unless (A) there is no finding or admission of any violation of Laws, statutes, regulations or any violation of the rights of any Person, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and (ii) the Indemnified Party shall use reasonable best efforts to cooperate with the Indemnifying Party in connection with such defense, and shall provide such documentation or other information as shall be reasonably requested by the Indemnifying Party in connection therewith.

         (d) In the event that the Indemnifying Party timely defends, contests or otherwise protects the Indemnified Party against a Third Party Claim, the Indemnified Party shall nevertheless have the right to, but shall not be obligated to, participate at its own cost and expense in the defense of the Third Party Claim with counsel of its own choosing.

         In the event the Indemnifying Party fails actively to defend, contest or otherwise protect against any Third Party Claim in a timely matter, the Indemnified Party may, but shall not be obligated to, defend, contest or otherwise protect against the same, and make any compromise or settlement thereof and shall be entitled to recover the entire cost thereof from the Indemnifying Party, including reasonable attorneys' fees, disbursements and all amounts paid as a result of such claim or suit or the compromise or settlement thereof; provided, however, that if the Indemnifying Party subsequently undertakes the defense of such matter, the Indemnified Party shall not be entitled to recover from the Indemnifying Party its costs thereafter incurred in the defense thereof.

                                                                         Annex A


         Section 8.4 Other Rights. The rights of a Party under this Article VIII shall be the sole and exclusive remedy of a Party after Closing with respect to the transactions pursuant to this Agreement, provided that nothing in this
Article VIII shall relieve either Party of any liability for fraud or willful misconduct. The rights of a Party under this Article VIII shall not limit or restrict any rights that the Parties may have under applicable Law should Closing not occur.

         Section 8.5 Assumption of Obligations by Transferee. Seller shall not sell, transfer, assign or otherwise dispose of all or substantially all of its assets and properties (or enter into, or allow any Subsidiary to enter into, any transaction that would have substantially the same effect as such a disposition), unless the Person acquiring such assets and properties has delivered to Purchaser its written agreement, in form and substance reasonably satisfactory to Purchaser, agreeing to be bound by the obligations of Seller under this Article VIII as if an original party hereto.

         Section 8.6 Limits on Indemnification. Notwithstanding any other provision of this Agreement to the contrary, (a) the aggregate amount of liability of the Seller to Purchaser under this Article VIII shall not exceed the Purchase Price and (b) no Party shall be liable to the other Party under this Article VIII for indirect, special, consequential or punitive damages.

         Section 8.7 Waiver. (a) The waiver by Purchaser of the condition to its obligations set forth in Section 6.1(i) in respect of any Seller Approval failing to be obtained or made or be in full force and effect as of the Closing Date shall constitute waiver of any claim by Purchaser arising out of a breach of the representations and warranties set forth in Section 3.4 as a result of such Seller Approval failing to be so obtained or made or to be in such full force and effect and (b) the waiver by the Seller of the condition to its obligations set forth in Section 6.2(f) in respect of any Purchaser Approval failing to be obtained or made or be in full force and effect as of the Closing Date shall constitute waiver of any such claim by Seller arising out of a breach of the representations and warranties set forth in Section 4.4 as a result of such Purchaser Approval failing to be so obtained or made or to be in such full force and effect, in each of cases (a) and (b) to the extent such failure has been disclosed in writing prior to the Closing Date, provided, further, that the consummation of the Closing shall not otherwise constitute a waiver by either Party of any rights hereunder.

                                                                         Annex A


                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         Section 9.1 Further Assurances. Each Party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

         Section 9.2 Amendments and Waivers. Except as set forth in Section 8.7, any provision of this Agreement may be amended or waived if and only if such amendment or waiver is in writing and signed, in the case of an amendment, by each Party, or in the case of a waiver, by the Party waiving compliance. No waiver by any Party hereto of any of the requirements hereof or any of such Party's rights hereunder shall release the other Party from full performance of its remaining obligations stated herein. No failure or delay by either Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege by such Party.

         Section 9.3 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, each Party shall bear and pay its own expenses (including but not limited to all compensation and expenses of any legal counsel, financial advisors, consultants, actuaries, accountants, auditors, brokers, finders and other intermediaries engaged by it) incurred in connection with this Agreement and the transactions contemplated hereby. All out-of-pocket expenses incurred by the Electricity Companies on or prior to the Closing in connection with this Agreement and the transactions contemplated hereby, other than in connection with Section 5.13, shall be borne and paid by Seller.

         Section 9.4 Public Disclosure. Each Party shall consult with the other Party prior to issuing any press releases or otherwise making public announcements with respect to this Agreement and the transactions contemplated hereby and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange) with respect thereto. Neither Party shall issue any such public announcement or filing without the consent of the other Party, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange. No such consent shall be unreasonably withheld, delayed or conditioned.

         Section 9.5 Assignment. No Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party hereto, provided, however, that Purchaser may assign all or any portion of its rights under this Agreement to one or more Persons directly or indirectly wholly owned by TotalFinaElf upon prior written notice to Seller. Any assignment made in violation of

                                                                         Annex A


this Section 9.5 shall be null and void. No such assignment shall relieve the Purchaser from any of its obligations under this Agreement.

         Section 9.6 Entire Agreement. This Agreement (including all Schedules hereto) constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters and supersedes all purportedly contemporaneous oral agreements and understandings with respect to such matters.

         Section 9.7 Performance. Any action or obligation of Purchaser under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of Purchaser, shall be deemed to have been performed, satisfied or fulfilled by Purchaser.

         Section 9.8 No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. No provision of this Agreement, express or implied, is intended to confer upon any Person other than Purchaser, Seller and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement or any beneficial interest in this Agreement or any such rights or remedies.

         Section 9.9 Specific Performance. The Parties hereto each acknowledge that, in view of the uniqueness of the subject matter hereof, the Parties hereto would not have an adequate remedy at law for money damages if this Agreement were not performed in accordance with its terms, and therefore agree that the Parties hereto shall be entitled to specific enforcement of the terms hereof and thereof in addition to any other remedy to which the Parties hereto or thereto may be entitled at Law or in equity. In the event of litigation relating to the specific enforcement of this Agreement, if a court of competent jurisdiction determines that either Party or any of its officers, directors, employees, representatives, agents or Affiliates has breached this Agreement, such Party shall be liable and shall pay to the other Party all costs (including reasonable fees and expenses of counsel) incurred by the other Party in connection with such litigation, including any appeal therefrom.

         Section 9.10 Counterparts. This Agreement and any amendments hereto may be executed in counterparts (each of which shall be deemed to be an original, and all of which together shall be considered one and the same instrument), and shall become effective when counterparts have been signed by each Party and delivered to the other Party.

         Section 9.11 Interpretation; Absence of Presumption.

         (a) In interpreting this Agreement, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules, Appendices and Annexes hereto)

                                                                         Annex A


and not to any particular provision of this Agreement, and Article, Section, paragraph, Appendix, Schedule and Annex references are to the Articles, Sections, paragraphs, Appendix, Schedules and Annexes to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified, (iv) the word "or" shall not be exclusive, (v) provisions shall apply, when appropriate, to successive events and transactions, (vi) all references to any period of days shall be deemed to be to the relevant number of calendar days, and (vii) all financial accounting terms shall be interpreted in accordance with Argentine GAAP.

         (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

         Section 9.12 Section Headings. The section and paragraph headings and table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 9.13 Notices. Unless otherwise provided herein, all notices, requests, consents and other communications hereunder to the other Party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class, registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular mail, addressed or telecopied, as the case may be, to such Party at the address or telecopier number, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressee to the other Parties.

                  (a)      if to Purchaser, to:

                           Denis Giorno
                           CEO
                           Total Gas and Power Ventures
                           Tour Michelet
                           24 cour Michelet
                           92800 Puteaux
                           Telephone:       (331) 47-44-26-74
                           Telecopier:      (331) 47-44-27-90

                                                                         Annex A


                           With a copy (which in and of itself shall not
constitute notice) to:

                           Marc Formery
                           Tour Coupole
                           2 place de la Coupole
                           92078 Paris La Defense Cedex
                           Telephone:       (331) 47-44-46-52
                           Telecopier:      (331) 47-44-48-74

                           With a copy (which in and of itself shall not
constitute notice) to:

                           Richard A. Pollack
                           Sullivan & Cromwell
                           125 Broad Street
                           New York, N.Y. 10004-2498
                           Telephone:       (212) 558-4000
                           Telecopier:      (212) 558-3588
                           Electronic mail:  pollackr@sullcrom.com

                  (b)      if to Seller, to:

                           Gener S.A.
                           Miraflores 222, Piso 7
                           Santiago, Chile
                           Attention:       _________________
                           Telephone:       _________________
                           Telecopier:      _________________

                           With a copy (which in and of itself shall not
constitute notice) to:

                           [Designated Counsel of Seller]
                           Telephone:       _________________
                           Telecopier:      _________________


All notices, requests, consents and other communications delivered pursuant to this Section 9.13 shall be deemed to have been received: (a) in the case of personal delivery, on the date of such delivery; (b) in the case of mailing, upon receipt of such mailing; (c) in the case of overnight mail, on the first Business Day following the date of such mailing; and (d) in the case of facsimile transmission, when confirmed by a facsimile machine report.

         Section 9.14 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF

                                                                         Annex A


THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND WHOLLY TO BE PERFORMED WITHIN SUCH STATE.

         Section 9.15 Submission to Jurisdiction; Selection of Forum. Each Party hereto agrees that any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contained in or contemplated by this Agreement, whether in tort or contract or at law or in equity, may be brought in the state or federal courts in the City of New York ("New York Courts") and (a) irrevocably submits to the exclusive jurisdiction of New York Courts, (b) waives any objection to laying venue in any such action or proceeding in New York Courts, (c) waives any objection that any New York Court is an inconvenient forum or does not have jurisdiction over either Party hereto and (d) waives any right that it might have to request a jury trial. Each of Purchaser and Seller hereby appoints [Purchaser's U.S. Affiliate] and [Seller's U.S. Agent], respectively, as its authorized agent upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court and waives any other requirements of or objections to personal jurisdiction with respect to any such action. Such appointment shall be irrevocable and shall expire upon the termination of the obligation to indemnify pursuant to Section
8.2. Service of process upon [Purchaser's U.S. Affiliate] or [Seller's U.S. Agent], as the case may be, shall be deemed, in every respect, effective service of process upon such Party.

         Section 9.16 Exchange Rates. For all purposes of this Agreement, the U.S. dollar equivalent of any amount in another currency shall be calculated on any day based on the average of the noon buying rates in the City of New York for cable transfers in such other currency as certified for customs purposes by the Federal Reserve Bank of New York for the immediately preceding Business Day.

         Section 9.17 Severability. It is the intention of the Parties that (a) the provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof, and (b) if any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable in any jurisdiction, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                                                                         Annex A


                  IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the Parties hereto as of the date first written above.



                                   TOTAL GAS AND POWER VENTURES



                                   By:
                                      -------------------------------------
                                            Name:
                                            Title:


                                   GENER S.A.



                                   By:
                                      -------------------------------------
                                            Name:
                                            Title:

                                                                         Annex A


                                   APPENDIX A


                                   Definitions


         (a) The following terms, as used herein, have the following meanings:

         "AES" means The AES Corporation, a company incorporated under the laws of Delaware.

         "Affiliate", as applied to any Person, means any other Person directly or indirectly Controlling, Controlled by or under common Control with such Person.

         "Argentine GAAP" means generally accepted principles in Argentina.

         "Annual Report on Form 20-F" means the most recent annual report of the Seller filed with the U.S. Securities and Exchange Commission on Form 20-F, as amended from time to time prior to the date of this Agreement.

         "Business Day" means any day other than a Saturday, Sunday or day on which commercial banks in Santiago are authorized or required by applicable Law to close.

         "Contract" means any contract, agreement, understanding or binding arrangement, whether written or oral, unilateral or reciprocal.

         "Control" means (a) the ownership, in the case of a corporation, a majority or more of the voting stock of the corporation, or, in the case of any other entity, the ownership of a majority of the beneficial or voting interest or (b) the power, directly or indirectly, to direct the management of the Controlled entity, whether through the ownership of voting securities, by contract or otherwise. The terms "Controls", "Controlling" and "Controlled" shall have correlative meaning.

         "Control Date" shall have the meaning set forth in the agreement dated November 28, 2000, between AES, TotalFinaElf and Purchaser.

         "Electricity Transmission Line" means the electricity transmission line owned, constructed and operated by Interandes between Termoandes's Salta generation facility and the grid in Northern Chile.

         "ENARGAS" means the Ente Nacional Regulador del Gas.

         "ENRE" means Ente Nacional Regulador de la Electricidad.

         "Environmental Law" means any multi-national, national, regional or local Law, regulation, directive, treaty, convention, order, decree, permit, authorization, civil

                                                                         Annex A


         law or government requirement relating to: (a) the protection, investigation or restoration of the environment, health, safety, or natural resources, including archeological, paleontological and cultural resources, (b) the handling, use, emission, discharge, presence, disposal, release or threatened release of any Hazardous Substance or waste or (c) noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance or waste.

         "French GAAP" means generally accepted accounting principles in France.

         "Governmental Entity" means any court, tribunal, arbitrator, arbitration panel, or any governmental, administrative, or regulatory authority, agency, commission, or body or similar entity, whether national, provincial or municipal.

         "Hazardous Substance" means any substance that is: (a) listed, classified or regulated as hazardous, toxic, or harmful pursuant to any Environmental Law, (b) any petroleum product, or by-product or waste, hazardous material, radioactive materials or manufacturing by-product, and (c) any other hazardous, toxic or harmful substance which is the subject of regulatory action by any Governmental Entity in connection with any Environmental Law.

         "HPDA Indebtedness" means the Indebtedness for borrowed money from third-party financial institutions of HPDA outstanding as of the Control Date, in such principal amount and on such terms as may be in effect on the Control Date.

         "Indebtedness", in respect of any Person, shall mean, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed, (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such Person, contingent or otherwise, with respect to letters of credit, bankers' acceptances or similar facilities, whether issued for the account of such Person or otherwise, (d) every obligation of such Person incurred or assumed as the deferred purchase price of property or services (excluding trade accounts payable or accrued Liabilities arising in the ordinary course of business to the extent subject of a bona fide dispute), (e) every capital lease obligation of such Person,
         (f) any net payment or delivery obligations of such Person under any swap agreements, option contracts, future contracts, options on future contracts, spot or forward contracts, caps, floors, collars or other similar agreements to purchase or sell or any other hedging arrangements, (g) all declared and unpaid dividends of such Person, (h) all obligations of such Person in respect of capital securities of such Person which, by their terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of its holder, in whole or in part, (i)

                                                                         Annex A


         all obligations of such Person under any repurchase agreement or similar agreement in respect of any of its capital securities and (j) every obligation of the type referred to in clauses (a) through (i), inclusive, of another Person and all dividends of another Person, the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise

         "Knowledge", in respect of any Person, the best knowledge of such Person, its Controlled Subsidiaries and their respective directors and executive officers after reasonable inquiry to confirm the existence or non-existence of the relevant facts and circumstances.

         "Law" means any law, rule, regulation or order of any competent governmental or regulatory authority, court or security exchange.

         "Liabilities" means any liability of any nature, whether accrued, absolute, fixed, contingent, liquidated or unliquidated or otherwise and whether due or to become due, and whether or not required to be set forth on the Electricity Company Financial Statements.

         "Lien" means any lien, pledge, security interest, voting trust arrangement, charge, option, transfer, restriction or similar encumbrance.

         "Losses" means all claims, losses, Liabilities, obligations, payments, damages, charges, judgments, fines, penalties, amounts paid in settlement and/or in compliance with enforceable administrative or judicial orders, costs and expenses (including reasonable out-of-pocket costs and expenses of investigation and fees and disbursements of counsel, consultants and other advisors in connection therewith), together with interest on the amount of such losses from the date suffered or incurred at an interest rate reflecting the affected Person's cost of funds.

         "Material Adverse Effect" means a material adverse effect on (a) the property, assets, Liabilities, business, business prospects, operations, financial condition or general affairs of any Electricity Company on a consolidated basis or (b) on the ability of Seller or any of its Affiliates to perform any of its obligations under this Agreement or any transaction contemplated hereby to which it is a party.

         "Material Agreement" means any agreement, instrument, contract, binding bid or other arrangement (whether or not subject to conditions precedent) to which any Electricity Company or Subsidiary of an Electricity Company is a party or by which it or any of its properties or assets are bound: (a) which imposes any Lien on any assets or properties (including any leasehold interest in or license of any assets or properties) material to the conduct of its business, (b) to which any of the directors, executive officers, Affiliates or Subsidiaries of the Seller or the Electricity Companies is also a party, (c) which contains any provision or

                                                                         Annex A


         covenant limiting (i) the ability of any of the Electricity Companies or its Subsidiaries to engage in any line of business, to compete with any Person, to do business with any Person or in any location or to employ any Person or (ii) the ability of any Person to compete with or obtain products or services from any of the Electricity Companies or its Subsidiaries, (d) pursuant to which it has made or received, or could reasonably be expected to make or receive, payments in excess of U.S.$1,000,000 in any twelve-month period, or (e) which is a fuel supply agreement which provides for payments in excess of U.S.$1,000,000 in the aggregate during its term.

         "Net Worth" means consolidated assets minus consolidated liabilities or obligations of an Electricity Company of a type required to be set forth on a financial statement prepared in accordance with Argentine GAAP.

         "Permit" shall mean any permit, license, concession, franchise, certificate or authorization issued or granted by a Governmental Entity.

         "Person" means any individual, corporation, partnership, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

         "Project Interest" means, in respect of any project under development,
         (a) all ownership interests in, or Indebtedness of, any Person formed in connection with such project, (b) all assets and properties (personal or real) used primarily in the business of such project, (c) any Contract or agreement with any Person entered into primarily in connection with such project, including any (i) development, concession, license, lease or other contract granting rights to develop, build or operate such project or any agreement with any governmental or self-regulatory authority concerning tax, regulatory or other matters, (ii) any power purchase or marketing agreements, and
         (iii) any bid, tender or other agreements in respect of potential investment opportunities, in each case primarily related to such project, and (d) any intellectual property developed specifically in connection with and for such project, including any data, plans, designs, formulae, know-how, inventions, improvements, procedures, techniques or practices, together with any patents, trademarks, copyrights or other intellectual property rights secured in respect thereof.

         "Subsidiary", in respect of any Person, means any corporation, partnership, firm, joint venture, association, joint stock company, trust, unincorporated organization, trust or other entity which such Person directly or indirectly Controls.

         "Tax" means all taxes, including without limitation, any federal, provincial, local or foreign income, gross receipts, windfall profits, gains, profits, excise, interest, financing, severance, real property, personal property, asset, vehicle, occupation, occupancy, production, sales, value added, premium, use, transfer, license, franchise, customs duties, payroll, employment, unemployment, insurance,

                                                                         Annex A


         disability, withholding, estimated, alternative or minimum, capital, stamp, environmental, turnover, social security, wage or similar taxes, fees, impositions, assessments or electricity or other royalties of any type, together with interest, additions or penalties with respect thereto and any interest in respect of such interest, additions or penalties, whether disputed or not.

         "Total Losses", in respect of an Indemnified Person, means (a) any Losses suffered or incurred by such Indemnified Person directly, (b) the decrease in value of such Indemnified Person's ownership interest in any other Person as a result of such other Person suffering or incurring any Losses (which for the purposes of this Agreement shall equal the aggregate amount of Losses suffered by such other Person multiplied by the percentage of the outstanding ownership interest of such Person held beneficially (directly or indirectly) by the Indemnified Person) and (c) any other amounts that may be required to be paid to the indemnified person to compensate it fully in respect of Losses described in clauses (a) and (b), including any costs and expenses incurred in connection with the enforcement of the indemnified Person's right to indemnity, it being understood that the items set forth herein are not necessarily intended to be cumulative but are intended to put the Person who has suffered any Loss in the same position as such Person would be in absent such Loss.

         "TotalFinaElf" means TotalFinaElf, a societe anonyme organized under the laws of the Republic of France.

         "U.S. GAAP" means generally accepted principles in the United States.

         (b) As used in this Agreement, the terms set forth below have the meanings ascribed to them in the Sections of this Agreement indicated below:

      Term                                                       Section
      ----                                                       -------
      Acquired Interests                                         2.2
      Agreement                                                  Preamble
      Argentine Agreements                                       5.9
      Central Puerto                                             Recitals
      Closing                                                    2.4
      Closing Date                                               2.4
      Closing Date Net Worth                                     2.5
      Closing Date Net Worth Statement                           2.5
      CPA Firm                                                   2.5
      Credit Support Documents                                   5.10
      Electricity Companies                                      Recitals
      Electricity Company Employee Benefit Plans                 3.22
      Electricity Company Financial Statements                   3.14
      Electricity Company Shares                                 2.2
      Final Closing Date Net Worth                               2.5

                                                                         Annex A


      HDPA Subordinated Indebtedness                             2.2
      Hidroneuquen                                               Recitals
      HPDA                                                       Recitals
      HPDA Shares                                                3.9
      Indemnified Party                                          8.3
      Indemnifying Party                                         8.3
      Information                                                5.12
      Interandes                                                 Recitals
      Interim Financial Statements                               3.14
      June Balance Sheet                                         3.14
      Management Contracts                                       2.2
      New York Courts                                            9.15
      Opening Net Worth                                          2.5
      Party                                                      Preamble
      Projects Under Development                                 2.2
      Purchase Price                                             2.3
      Purchaser                                                  Preamble
      Purchaser Approvals                                        4.4
      Regulatory Approvals                                       3.17
      Seller                                                     Preamble
      Seller Approvals                                           3.4
      Seller Objection                                           2.5
      Tax Returns                                                3.24
      Termoandes                                                 Recitals
      Termoandes and Interandes Indebtedness                     2.1
      Third Party Claim                                          8.3
      Transalta                                                  2.1
      Year-End Financial Statements                              3.14